EXHIBIT 2.1






                            ASSET PURCHASE AGREEMENT



                                       By
                                       and
                                      Among


                              YPG DIRECTORIES, LLC
                                YPG SYSTEMS, LLC
                                    (Buyers)

                                       and

                                YPG HOLDINGS INC.
                                  (Guarantor),
                                on the one side,


                                       and


                        VOLT INFORMATION SCIENCES, INC.,
                             DATANATIONAL, INC., and
                          DATANATIONAL OF GEORGIA, INC.
                                   (Sellers),
                               on the other side.





                            Dated as of July 29, 2008

                                TABLE OF CONTENTS



1.      DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.............................................................1
        ------------------------------------------

2.      ACQUISITION OF ASSETS BY THE BUYERS...................................................................13
        -----------------------------------

        2.1.      Purchase and Sale of Assets.................................................................13
                  ---------------------------

        2.2.      Excluded Assets.............................................................................15
                  ---------------

        2.3.      Liabilities.................................................................................15
                  -----------

        2.4.      Purchase Price..............................................................................17
                  --------------

        2.5.      The Closing.................................................................................18
                  -----------

        2.6.      Deliveries by the Sellers and the Buyers....................................................18
                  ----------------------------------------

        2.7.      Allocation of Purchase Price................................................................20
                  ----------------------------

        2.8.      Post Closing Adjustment.....................................................................21
                  -----------------------

3.      REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................22
        --------------------------------------------

        3.1.      Organization and Qualification of the Sellers...............................................23
                  ---------------------------------------------

        3.2.      Authorization of Transaction................................................................23
                  ----------------------------

        3.3.      Governmental Authorization..................................................................23
                  --------------------------

        3.4.      Noncontravention............................................................................23
                  ----------------

        3.5.      Brokers' Fees...............................................................................24
                  -------------

        3.6.      Assets; Ownership...........................................................................24
                  -----------------

        3.7.      Legal and Other Compliance; Permits.........................................................24
                  -----------------------------------

        3.8.      Consents....................................................................................24
                  --------

        3.9.      Property and Equipment; Liens; Completeness of Acquired Assets..............................25
                  --------------------------------------------------------------

        3.10.     Litigation..................................................................................26
                  ----------

        3.11.     Environmental Matters.......................................................................26
                  ---------------------

        3.12.     Affiliated Transactions.....................................................................27
                  -----------------------

        3.13.     Absence of Certain Developments.............................................................27
                  -------------------------------

        3.14.     Contracts...................................................................................28
                  ---------

        3.15.     Employment..................................................................................29
                  ----------

        3.16.     Certain Financial Information; Undisclosed Liabilities......................................30
                  ------------------------------------------------------

        3.17.     Taxes.......................................................................................31
                  -----

        3.18.     Insurance...................................................................................32
                  ---------

        3.19.     Customers and Suppliers.....................................................................32
                  -----------------------

        3.20.     Intellectual Property.......................................................................33
                  ---------------------

        3.21.     Publication of Directories..................................................................35
                  --------------------------

        3.22.     Intercompany Settlements....................................................................35
                  ------------------------

        3.23.     Books and Records...........................................................................35
                  -----------------

4.      REPRESENTATIONS AND WARRANTIES OF THE BUYERS AND THE GUARANTOR........................................35
        --------------------------------------------------------------

        4.1.      Organization and Qualification of the Buyers................................................36
                  --------------------------------------------

        4.2.      Authorization of Transaction................................................................36
                  ----------------------------

        4.3.      Government Authorization....................................................................36
                  ------------------------

        4.4.      Noncontravention............................................................................36
                  ----------------

        4.5.      Brokers' Fees...............................................................................36
                  -------------

        4.6.      Necessary Funds.............................................................................36
                  ---------------

5.      COVENANTS.............................................................................................36
        ---------

        5.1.      Covenants of the Sellers Relating to Conduct of the Business................................36
                  ------------------------------------------------------------

        5.2.      Payment Received............................................................................39
                  ----------------

        5.3.      Commercially Reasonable Efforts.............................................................39
                  -------------------------------

        5.4.      Access to Books, Records, etc...............................................................41
                  -----------------------------

        5.5.      Confidentiality.............................................................................41
                  ---------------

        5.6.      Post-Closing Cooperation....................................................................42
                  ------------------------

        5.7.      Non-Assignable Assets.......................................................................43
                  ---------------------

        5.8.      Responsibility for Taxes and Tax Returns....................................................44
                  ----------------------------------------

        5.9.      Sales Taxes, Transfer Taxes and Fees........................................................45
                  ------------------------------------

        5.10.     Wage Reporting..............................................................................45
                  --------------

        5.11.     Landlord Estoppel Certificates..............................................................45
                  ------------------------------

        5.12.     Use of Office Space.........................................................................45
                  -------------------

        5.13.     Employment Matters..........................................................................45
                  ------------------

        5.14.     Non-competition.............................................................................46
                  ---------------

        5.15.     Non-solicitation............................................................................46
                  ----------------

        5.16.     License Agreements..........................................................................46
                  ------------------

        5.17.     Seller Release..............................................................................46
                  --------------

        5.18.     Exclusivity.................................................................................46
                  -----------

        5.19.     Publicity...................................................................................47
                  ---------


                                                          -ii-

        5.20.     Corporate Name..............................................................................47
                  --------------

        5.21.     Insurance...................................................................................47
                  ---------

        5.22.     Automobiles.................................................................................47
                  -----------

        5.23.     Accounting Services.........................................................................47
                  -------------------

        5.24.     URL Redirect................................................................................47
                  ------------

6.      CONDITIONS PRECEDENT..................................................................................47
        --------------------

        6.1.      Conditions to Each Party's Obligation to Effect the Closing.................................47
                  -----------------------------------------------------------

        6.2.      Conditions to Obligations of the Buyers.....................................................48
                  ---------------------------------------

        6.3.      Conditions to Obligation of the Sellers.....................................................49
                  ---------------------------------------

7.      INDEMNIFICATION.......................................................................................50
        ---------------

        7.1.      Indemnification.............................................................................50
                  ---------------

        7.2.      Time Limitations............................................................................52
                  ----------------

        7.3.      Monetary Limitations........................................................................52
                  --------------------

        7.4.      Tax Indemnity...............................................................................53
                  -------------

        7.5.      Third Party Claims..........................................................................54
                  ------------------

        7.6.      Remedies Cumulative; Sole Remedy............................................................56
                  --------------------------------

        7.7.      Purchase Price Adjustment...................................................................56
                  -------------------------

        7.8.      Insurance Recoveries........................................................................56
                  --------------------

8.      TERMINATION...........................................................................................56
        -----------

        8.1.      Termination Events..........................................................................56
                  ------------------

        8.2.      Effect of Termination.......................................................................59
                  ---------------------

9.      GUARANTY..............................................................................................57
        --------

        9.1.      Guaranty....................................................................................57
                  --------

10.     MISCELLANEOUS.........................................................................................57
        -------------

        10.1.     Entire Agreement............................................................................57
                  ----------------

        10.2.     Succession and Assignment; No Third-Party Beneficiary.......................................57
                  -----------------------------------------------------

        10.3.     Counterparts................................................................................58
                  ------------

        10.4.     Headings....................................................................................58
                  --------

        10.5.     Notices.....................................................................................58
                  -------

        10.6.     Mail........................................................................................59
                  ----

        10.7.     Governing Law...............................................................................59
                  -------------

        10.8.     Amendments and Waivers......................................................................59
                  ----------------------

        10.9.     Severability................................................................................60
                  ------------

        10.10.    Expenses....................................................................................60
                  --------


                                                          -iii-

        10.11.    Construction................................................................................60
                  ------------

        10.12.    Schedules; Listed Documents, etc............................................................60
                  --------------------------------

        10.13.    Jurisdiction................................................................................60
                  ------------

        10.14.    Venue.......................................................................................61
                  -----

        10.15.    Service of Process..........................................................................61
                  ------------------

        10.16.    Further Assurances..........................................................................61
                  ------------------

        10.17.    Waiver of Jury Trial........................................................................61
                  --------------------



                                    Exhibits
                                    --------

Exhibit A-1          Bill of Sale
Exhibit A-2          Assignment and Assumption of Lease
Exhibit A-3          Intellectual Property Assignment
Exhibit B            Instrument of Assignment and Assumption
Exhibit C            Transition Services Agreement
Exhibit D            Sellers' Legal Opinion
Exhibit E            Current Assets of the Business
Exhibit F            Current Liabilities of the Business
Exhibit G            Landlord Estoppel Certificate
Exhibit H            Summary of Terms of Office Sublease
Exhibit I            [Intentionally omitted]
Exhibit J            [Intentionally omitted]
Exhibit K            Non-competition and Non-solicitation Covenants
Exhibit L            Summary of Terms of Uruguay Support Agreement


                                    Schedules
                                    ---------

Schedule I           Seller Employees
Schedule II          Sample Estimated Collection Adjustment Statement
Schedule III         Permitted Liens
Schedule IV          Allocation of Purchase Price


                              Disclosure Schedules
                              --------------------

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is dated as of July 29, 2008, by and among, YPG DIRECTORIES, LLC, a Delaware limited liability company ("YPG Directories"), YPG SYSTEMS, LLC, a Delaware limited liability company ("YPG Systems" and with YPG Directories, the "Buyers"), and YPG HOLDINGS INC., a corporation governed by the laws of Canada (the "Guarantor"), on the one side, and VOLT INFORMATION SCIENCES, INC., a New York corporation (the "Parent"), DATANATIONAL, INC., a Delaware corporation (the "DE Sub"), and DATANATIONAL OF GEORGIA, INC., a Georgia corporation (the "GA Sub", and together with the Parent and DE Sub, the "Sellers"; and, individually, each a "Seller"), on the other side. The Buyers, the Guarantor and the Sellers are collectively referred to herein as the "Parties."

     WHEREAS, the Sellers desire to sell to the Buyers, and the Buyers desire to purchase from the Sellers, the assets used or held for use in the Business (as defined below) on the terms and subject to the conditions set forth herein; and

     WHEREAS, in connection with the purchase and sale of such assets, the Buyers are willing to assume certain liabilities of the Sellers on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.   DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

     For the purposes of this Agreement: (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (ii) the terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits) and not to any particular provision of this Agreement, and Article, Section and paragraph references shall be to the Articles, Sections and paragraphs of this Agreement, unless otherwise specified; (iii) the word "including" and "include" and words of similar import when used in this Agreement mean "including without limitation"; and (iv) all references herein to "$" or dollars shall refer to United States dollars, unless otherwise specified.

     As used herein, the following terms will have the following meanings:

     "Acquired Assets" has the meaning set forth in Section 2.1.

     "Action" means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity and whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

     "Adjusted Net Purchase Price" shall have the meaning set forth in Section 2.8(e).

     "Adjustment for Collection" shall mean, for each Telephone Directory not published as of the Closing, all revenues collected by the Sellers at such time, calculated as deferred income minus accounts receivable unpublished (as reflected in the schedule of deferred income in the combined financial statements of the DE Sub and the GA Sub and in the Ordinary Course of Business) and calculated in accordance with the sample Estimated Collection Adjustment Statement attached hereto as Schedule II (which, solely for illustrative purposes, was prepared as though the Closing had occurred on May 25, 2008).

     "Affiliate" means, as to any specified Person at any time, each Person who is directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time.

     "Agreement" has the meaning set forth in the preamble.

     "Assigned Intellectual Property" means Intellectual Property owned, held for use, licensed or used by the Sellers or any of their respective Affiliates in connection with the Business including all rights to use the name "DataNational", as well as the right to sue and recover damages for any past, current or future infringements, dilution, misappropriations, misuses, violations, unlawful imitation or breaches of any such Intellectual Property.

     "Assignment and Assumption of Lease" has the meaning set forth in Section 2.6(a).

     "Assumed Contracts" has the meaning set forth in Section 2.1(e).

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Assigned Software" has the meaning set forth in Section 3.20(h).

     "Bill of Sale" has the meaning set forth in Section 2.6(a).

     "Business" means the operations of the Sellers related to the Parent's "telephone directory" segment (as shown in the Parent's financial statements contained in the 2007 annual report on Form 10-K filed with the Securities and Exchange Commission) including (i) the Telephone Directories business known as DataNational carried on and conducted by the Sellers as of the date of this Agreement and (ii) the "Directory Systems/Services" business carried on and conducted by the Sellers as of the date of this Agreement, including developing and operating proprietary software, publishing, invoicing and marketing, in each case, for Telephone Directories, but excluding any assets that are used exclusively in the Parent's "telephone directory" segment's operations in Uruguay.

     "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or Montreal, Canada are authorized or required by law to close.

     "Buyers' Assumed Payroll" means the salaries and benefits payable to the Seller Employees hired by the Buyers and directly associated employment and withholding Taxes related to the Seller Employees hired by the Buyers for the week immediately preceding the date on which the Closing Date occurs, provided that such employment period shall never exceed five (5) weekdays and no amount shall be included in this definition without duplication to the extent it is included in Exhibit F (with respect to accrued expenses related to employees' salaries and benefits).

     "Buyers Dispute Notice" has the meaning set forth in Section 2.4(b).

     "Buyers Indemnified Person" has the meaning set forth in Section 7.1(a).

     "Buyers' Representatives" has the meaning set forth in Section 5.4.

     "Buyers' Tax Returns" has the meaning set forth in Section 5.8(a).

     "Buyers" has the meaning set forth in the preamble.

     "Cap" has the meaning set forth in Section 7.3(a).

     "Cash" means, as of any date of determination, the cash and cash equivalents (including, but not limited to marketable securities), each as determined in accordance with GAAP, of the Sellers related to the Business as of the close of business as of such date.

     "CERCLA" means the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

     "Closing" has the meaning set forth in Section 2.5.

     "Closing Date" has the meaning set forth in Section 2.5.

     "Closing Documents" has the meaning set forth in Section 2.6.

     "Closing Payment" has the meaning set forth in Section 2.4(a).

     "COBRA" has the meaning set forth in Section 5.13.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contemplated Transactions" means the transactions as contemplated by this Agreement and the other Transaction Documents.

     "Contractual Obligation" means, with respect to any Person, any contract, agreement, purchase order, deed, mortgage, lease, license, promise, commitment, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument, including without limitation any document or instrument evidencing or otherwise relating to any Debt or Guarantee (but excluding the charter and by-laws of such Person), to which or by which such Person is a Party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

     "Current Assets of the Business" shall mean the sum of the current asset accounts of the Business identified on Exhibit E as of 12:01 a.m. (New York City time) on the Closing Date, in each case to the extent such accounts reflect Acquired Assets, calculated in accordance with GAAP provided that such current assets shall not include Tax assets.

     "Current Liabilities of the Business" shall mean the sum of the current liability accounts of the Business identified on Exhibit F as of 12:01 a.m. (New York City time) on the Closing Date, in each case to the extent such accounts reflect Assumed Liabilities, calculated in accordance with GAAP. Current Liabilities of the Business shall include the employee compensation owed to employees of the Business for the Buyers' Assumed Payroll and any directly associated benefit expense, employment taxes and withholding taxes.

     "Debt" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar Contractual Obligation or upon which interest charges are customarily paid, (iii) for deferred purchase price of property, goods or services, except current accounts payable arising in the ordinary course of business of such Person, (iv) under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (v) arising out of obligations of third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations), (vi) in respect of letters of credit and bankers' acceptances,
(vii) for Contractual Obligations relating to interest rate protection, swap agreements and collar agreements, (viii) in the nature of Guarantees of the obligations described in clauses (i) through (vii) above of any other Person or
(ix) any prepayment or similar penalties for any of the foregoing.

     "DE Sub" has the meaning set forth in the preamble.

     "Disclosure Letter" has the meaning set forth in Section 3.

     "Disputes Auditor" means any nationally recognized independent registered public accounting firm mutually agreed upon by the Sellers and the Buyers.

     "EBITDA" means operating income before interest expense, income tax expense, depreciation and amortization, non-recurring items, and after allocation of overhead expenses.

     "Effective Time" means 11:59 p.m., New York City time, on the date immediately preceding the Closing Date.

     "Employee Plans" means any "employee benefit plan" (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), any other bonus, profit sharing, compensation, pension, retirement, savings, severance, deferred compensation, fringe benefit, insurance, welfare, post-retirement health or welfare benefit, health, life, stock option, stock purchase, restricted stock, tuition refund, service award, company car or car allowance, scholarship, housing or living allowances, relocation, disability, accident, sick pay, sick leave, accrued leave, vacation, holiday, termination, unemployment, individual employment, independent contractor, consulting, executive compensation, incentive, commission, payroll practices, retention, change in control, non-competition, other material plan, agreement, policy, trust fund or arrangement (whether written or unwritten, insured or self-insured).

     "Employment Taxes" has the meaning set forth in Section 5.8(b).

     "Enforceable" means, with respect to any Contractual Obligation stated to be Enforceable by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     "Environmental Laws" means all applicable federal, state and local statutes, rules, orders, judgments, permits, regulations, and ordinances or the common law concerning or relating to the environment, occupational health and safety, pollution, or protection of public health including without limitation all those relating to the generation, manufacture, processing, import, export, labeling, recycling, registration, investigation, documentation, use, handling, transportation, treatment, storage, remediation, disposal, Release, or threatened Release of any Materials of Environmental Concern, as such requirements are enacted and in effect on or prior to the Closing Date, including, without limitation, any statute, regulation, administrative decision or order pertaining to: (i) air, water, and noise pollution, (ii) groundwater and soil contamination, (iii) the Release, threatened Release, or accidental Release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern, (iv) transfer of interests in or control of real property which may be contaminated, (v) community or worker right-to-know disclosures with respect to Materials of Environmental Concern, (vi) the protection of wild life, marine life and wetlands, and endangered and threatened species, (vii) storage tanks, vessels, containers, abandoned and discarded barrels and other closed or breached receptacles, and (viii) health and safety of employees and other persons. As used in this Agreement, the term "Release" shall have the meaning set forth in CERCLA.

     "Equity Interests" means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange right or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

     "ERISA Affiliate" means any entity (whether or not incorporated) that is treated as a single employer together with the Sellers under Section 414(b) or
(c) of the Code and, with respect to Section 412 of the Code, under Section 414(m) or (o) of the Code or Section 4001(b) of ERISA.

     "Estimated Adjustment for Collection" has the meaning set forth in Section 2.4(a).

     "Estimated Collection Adjustment Statement" has the meaning set forth in
Section 2.4(a).

     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Excluded Liabilities" has the meaning set forth in Section 2.3.

     "Facilities" means any and all buildings and other structures, improvements and fixtures located on the Real Property.

     "Final Closing Statement" has the meaning set forth in Section 2.8(d).

     "Financial Information" shall mean the following financial information related to the Business and prepared without audit but in accordance with GAAP (but does not include footnotes) applied on a consistent basis throughout the periods covered thereby, including the application of the pro forma adjustments contained therein to reflect the Business on a stand alone basis: (a) balance sheets and statements of income as of and for the fiscal years ended October 30, 2005, October 29, 2006, and October 28, 2007; (b) a balance sheet and a statement of income as of and for the six (6) month period ended April 27, 2008; and (c) a balance sheet and a statement of income as of and for the months ended May 25, 2008 and June 22, 2008.

     "FIRPTA Certificate" has the meaning set forth in Section 2.6(d).

     "GAAP" means United States generally accepted accounting principles consistently applied.

     "GA Sub" has the meaning set forth in the preamble.

     "Governmental Authority" means any United States federal, state, local or foreign government, or political subdivision thereof, or any multinational organization or authority, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

     "Guarantee" means, with respect to any Person, (i) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor on the basis of any promise or undertaking of another Person (A) to pay the Debt or other Liability of such obligor, (B) to purchase any obligation owed by such obligor, (C) to purchase or lease assets under circumstances that would enable such obligor to discharge one or more of its obligations or (D) to maintain the capital, working capital, solvency or general financial condition of such obligor, or (iii) any liability as a general partner of a partnership or as a venturer in a joint venture in respect of Debt or other obligations of such partnership or venture.

     "Guarantor" has the meaning set forth in the preamble.

     "Hazardous Materials" means all explosive or radioactive materials or substances, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) and all other materials or chemicals regulated pursuant to any Environmental Law, provided, however, Hazardous Materials shall exclude routine office cleaning supplies used in the Ordinary Course of Business.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Indemnified Party" has the meaning set forth in Section 7.2.

     "Indemnifying Party" has the meaning set forth in Section 7.2.

     "Instrument of Assignment and Assumption" has the meaning set forth in
Section 2.6(b).

     "Intellectual Property Assignment" has the meaning set forth in Section 2.6(a).

     "Intellectual Property" or "Intellectual Property Rights" means all proprietary and intellectual property rights, in any jurisdiction, whether owned or held for use or under license, including such rights in and to: (i) trademarks, service marks, brand names, distinguishing guises, trade dress, trade names, words, symbols, color schemes, business names, internet domain names and other indications of origin (collectively, "Trademarks"); (ii) patents and pending patent applications (including all provisionals, divisionals, continuations, continuations-in-part, re-examination and reissue patents), utility models, inventors' certificates, invention disclosures, inventions, and discoveries (collectively, "Patents"); (iii) trade secrets and other confidential or non-public business or technical information, including ideas, formulas, compositions, program devices, compilations, patterns, discoveries and improvements, know-how, show-how, manufacturing and production methods, processes and techniques, and research and development information drawings, designs, specifications, plans, proposals and technical and system data; analytical models, investment and lending strategies and records, financial and other products; financial, marketing and business data, pricing and cost information; business and marketing plans and customer and supplier lists and information; in each case whether patentable, copyrightable or not ("Trade Secrets"); (iv) software computer programs and databases, including all object code, source code, algorithms, subroutines, specifications, data and documentation and all translations, compilations, arrangements, adaptations, and derivative works thereof, in each case whether patentable, copyrightable or not, and all documentation and embodiments thereof in all forms of media (collectively, "Software"); (v) all copyrights, including copyright registrations and applications to register copyrights, including for writings and other works of authorship, product documentation, marketing materials, brochures and training materials ("Copyrights"); (vi) rights to limit the access, use or disclosure of Confidential Information by any Person; (vii) rights of privacy and publicity; and (viii) any technology owned, held for use, licensed or used by the Sellers in connection with the Business, that may not be deemed to be not encompassed in the aforementioned sub-definitions, including without limiting the generality of the foregoing specifications, financial, marketing and business data, analytical models, customer and supplier lists, and engineering data; show-how and know-how. Each of the foregoing includes without limitation all registrations of, and applications to register, with any government authority and any renewals or extensions thereof; the goodwill associated with each of the aforementioned categories; and any past, present or future claims or causes of action or defenses arising out of or related to any of the foregoing.

     "IRS" means the United States Internal Revenue Service or any successor thereto.

     "Key Seller Employees" means those Seller Employees listed on Schedule 6.2(i)(x).

     "Large Basket" has the meaning set forth in Section 7.3(a).

     "Leases" means, collectively, the Real Property Leases and the Personal Property Leases.

     "Legal Requirement" means any United States federal, state, local or foreign law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any similar provision having the force and effect of law.

     "Liability" means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, community or other marital property interest, equitable interest, license, option, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement or other encumbrance with respect to the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership in respect of such property or asset.

     "Listings" means the name, street address (including suite or apartment number) and telephone number of a business or residential telephone subscriber.

     "Losses" means, collectively, any Actions, Liabilities, governmental orders, Liens, losses, damages, diminution of value, bonds, dues, assessments, fines, penalties, Taxes, fees, costs (including costs of investigation, defense and enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys' and experts' fees and expenses), whether or not involving a Third Party Claim. Losses shall only include actual damages and shall not include any punitive damages.

     "Maintech Amendment Agreement" means the amendment, reasonably acceptable to Buyers, to add each Buyer as a party and to include all services received from Maintech as of the date of this Agreement, dated on or around the Effective Time, to the Maintenance Agreement, effective as of April 4, 2007, between Volt Delta Resources, LLC (Maintech Division) and Volt Directory, Inc., and the related Maintech server service contracts.

     "Material Adverse Effect" means any change in, or effect on, the Business, the Acquired Assets or the Assumed Liabilities that, when considered either individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations, assets or prospects of the Business or would impair the ability to consummate the Contemplated Transactions, other than those resulting from general economic conditions affecting the industry in which the Business is carried on or (ii) would prevent or materially impair the consummation of the Contemplated Transactions.

     "Materials of Environmental Concern" means (i) any pollutants, contaminants, or hazardous substances (as such terms are defined under CERCLA), pesticides, (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), hazardous wastes (as such term is defined under the Resource Conservation and Recovery Act), other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material listed or subject to regulation under any law, statute, rule, regulation, permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings, including, without limitation, those substances defined or regulated as hazardous or toxic under Environmental Laws.

     "Net Purchase Price" has the meaning set forth in Section 2.4(a).

     "Non-competition and Non-solicitation Agreement" means the agreement in form and substance agreed to by the Parties containing the covenants set forth in Exhibit K hereto.

     "Notice of Communication" has the meaning set forth in Section 5.3(b).

     "Office Lease" means the Real Property Lease for the Real Property described in Exhibit H.

     "Office Sublease" means the sublease from the Sellers to the Buyers containing the terms set forth in Exhibit H, in satisfactory form to the landlord, the Sellers and the Buyers, of the Real Property described in Exhibit H.

     "Ordinary Course of Business" means an action taken by any Seller in the ordinary course of such Seller's Business which is consistent with past customs and practices of such Seller (including past practice with respect to quantity, amount, magnitude and frequency, standard employment, inventory and payroll policies) which is taken in the ordinary course of the normal day-to-day operations of such Seller.

     "Organizational Documents" means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

     "Outside Date" shall mean October 31, 2008.

     "Parent" has the meaning set forth in the preamble.

     "Parties" has the meaning set forth in the preamble.

     "Party" means any of the Parties individually.

     "Permitted Liens" means (i) statutory or common law liens to secure landlords, lessors or renters under real or personal property leases or rental agreements to the extent that no payment or performance under any such lease or rental agreement is in default, arrears or is otherwise past due, (ii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or old age pension programs mandated under applicable laws, (iii) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent the payment thereof is not in arrears or otherwise past due, and (iv) any other Liens set forth on Schedule III specified as a Permitted Lien; provided that each of clauses (i), (ii), (iii) and (iv) shall only include such Liens that relate to the Business.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a business trust, a trust, a joint venture, an unincorporated organization, a Governmental Authority, an estate or other entity or organization of any kind.

     "Personal Property" has the meaning set forth in Section 2.1(a).

     "Personal Property Leases" has the meaning set forth in Section 2.1(b).

     "Policies" has the meaning set forth in Section 3.16(c).

     "Post-Effective Time Tax Period" means (a) any Tax period beginning after the Effective Time and (b) with respect to any Straddle Period, the portion of such period beginning after the Effective Time.

     "Pre-Effective Time Tax Period" means (a) any Tax period ending on or before the Effective Time and (b) with respect to any Straddle Period, the portion of such period ending on or before the Effective Time.

     "Preliminary Closing Statement" has the meaning set forth in Section 2.8(a)(i).

     "Purchase Price" has the meaning set forth in Section 2.4(a).

     "Real Property" means, collectively, each real property, premises or location used or held for use in connection with, the conduct of the Business.

     "Real Property Leases" has the meaning set forth in Section 2.1(b).

     "Records" has the meaning set forth in Section 2.1(j).

     "Related Person" means, with respect to a particular individual:

     (a)    each other member of such individual's Family (as defined below);

     (b) any Person that is directly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); or

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, manager, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a) any Person that holds a Material Interest in such specified Person (as defined below);

     (b) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

     (c) any Person in which such specified Person holds a Material Interest (as defined below);

     (d) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); or

     (e)    any Related Person of any individual described in clause (a) or (b).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the first degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or equity interests in a Person.

     "Release" has the meaning set forth in the definition of Environmental
Laws.

     "Retained Contracts" has the meaning set forth in Section 3.14(a).

     "Sales Tax" has the meaning set forth in Section 5.9.

     "Seller Dispute Notice" has the meaning set forth in Section 2.8(b).

     "Seller Employee" means all of those individuals who are actively employed by the Sellers in connection with the Business as of the Effective Time, whether on a full-time or part-time basis, and who are listed on Schedule I.

     "Sellers Indemnified Person" has the meaning set forth in Section 7.1(b).

     "Seller Plan" means an Employee Plan that the Sellers or any of their Affiliates sponsor, maintain, contribute to or are obligated to contribute to, or under which the Sellers or any of their Affiliates have or may have any liability, directly or indirectly, or which benefits any current or former employee, director, consultant or independent contractor of the Sellers or any of their Affiliates or the beneficiaries or dependents of such person, by or on behalf of the Sellers or any of their Affiliates.

     "Seller" and "Sellers" have the meanings set forth in the preamble.

     "Sellers' Consents" has the meaning set forth in Section 3.8.

     "Sellers' Knowledge" means the actual knowledge, after reasonable investigation, of Scott Bialor, Louise Ross, Ron Cunigan, Gerard DiPippo, Jack Egan, Robert Epstein, Dave Gilbert, Ron Kochman, Steven Shaw, Greg Shearer and Ed Valentine.

     "Significant Leases" shall mean the leases set forth on Schedule 3.9(f).

     "Small Basket" has the meaning set forth in Section 7.3(a).

     "Software" has the meaning set forth in the definition of Intellectual Property.

     "Straddle Period" has the meaning set forth in Section 5.8(b).

     "Tax" or "Taxes" means (i) any United States federal, state, or local or any non-United States income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, ad valorem, license, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind whatsoever, including any interest, penalty, or addition, in each case whether disputed or not, and (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person's taxes as a transferee or successor, by contract or otherwise.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Taxing Authority" means the IRS and any other Governmental Authority responsible for the administration of any Tax.

     "Telephone Directory" means a compilation of Listings organized alphabetically, by subject or any other means of classification, or compiled in a manner designed to facilitate search and retrieval, and which is intended for public dissemination, regardless of the distribution medium in which such Listings are published, produced or otherwise offered or made available to end-users, whether now known or later developed (including print media, CD-ROM or other disk, computer, telephone, television, cable, electronic kiosk or similar device, cellular phone, personal organizer or other hand-held device, Internet or combination of multiple media) or whether such end-users are charged for such Listings information.

     "Third Party Claim" has the meaning set forth in Section 7.5(a).

     "Transaction Documents" means this Agreement and each Closing Document.

     "Transfer Taxes" has the meaning set forth in Section 5.9.

     "Transition Services Agreement" has the meaning set forth in Section
2.6(c).

     "Treasury Regulations" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other United States federal Tax statutes.

     "United States" means the United States of America.

     "Uruguay Support Agreement" means the agreement, dated on or around the Effective Time, from the Buyers to the Sellers, containing the terms set forth in Exhibit L.

     "WARN" shall have the meaning set forth in Section 3.15(b).

     "YPG Directories" has the meaning set forth in the preamble.

     "YPG Systems" has the meaning set forth in the preamble.

2.   ACQUISITION OF ASSETS BY THE BUYERS.

     2.1. Purchase and Sale of Assets. The Sellers agree to sell and transfer to the Buyers, and the Buyers agree to purchase and acquire from the Sellers, at the Closing, subject to the exclusions contained in Section 2.2 and subject to and upon the other terms and conditions contained herein, all of the Sellers' right, title and interest in and to all of the assets, properties and rights of the Sellers which are used or maintained in connection with the Business of whatever nature, kind and description, whether tangible or intangible (including goodwill) wherever located (collectively, the "Acquired Assets") free and clear of any Liens and Liabilities, other than Permitted Liens and Assumed Liabilities. The Acquired Assets shall include, without limitation, the following assets and rights of the Sellers used in the Business:

     (a) (i) the tangible personal property and leasehold improvements, including machinery, equipment, computer hardware, telecommunications systems, alarm systems, tools, furniture, fixtures, furnishings and shelving, owned by the Sellers as of the date hereof and used in the conduct of the Business, each as set forth on the fixed asset register attached hereto as Schedule 2.1(a)(i), and (ii) the inventories and supplies owned by the Sellers as of the date hereof for use in connection with the conduct of the Business, each as set forth on
Schedule 2.1(a)(ii) (collectively with the items set forth on Schedule 2.1(a)(i), the "Personal Property");

     (b) all rights of each Seller (i) as tenant under the leases, subleases, licenses or other type of use or occupancy agreements relating to any Real Property (collectively, the "Real Property Leases"), and (ii) under the leases relating to such Personal Property as is used in the Business (collectively, the "Personal Property Leases"), which Real Property Leases and Personal Property Leases are set forth on Schedule 2.1(b);

     (c) all Cash generated by the operation of the Business after the Effective Time;

     (d) all rights of the Sellers to the telephone numbers used in the Business, as set forth on Schedule 2.1(d);

     (e) all of the Sellers' rights under the Contractual Obligations of the Sellers used in the conduct of the Business listed on Schedule 2.1(e) (the "Assumed Contracts") and all outstanding offers or solicitations made by or to the Sellers to enter any Contractual Obligation related to the Business;

     (f)    Assigned Intellectual Property, including as set forth in
Schedule 2.1(f);

     (g)    Intentionally omitted;

     (h) all licenses, permits, consents, certificates, franchises or other governmental authorizations used in the conduct of the Business, other than any such licenses, permits, consents, certificates, franchises or other governmental franchises which cannot be legally transferred, which non-transferable governmental authorizations are listed on Schedule 2.1(h);

     (i) software licenses and other licenses granting rights or providing access to technology that is exclusively used in the Business, or if used in the Business and other businesses retained by the Sellers, then such portion of such licenses that are used in the Business, to the extent such licenses can be divided, sublicensed or proportionally transferred;

     (j) all books, records, files, printouts, drawings, data, files, notes, notebooks, accounts, invoices, correspondence, specifications, creative materials, customer lists, databases, financial, business, scientific, technical, economic or engineering information, patterns, plans, compilations, advertising or promotional materials, marketing materials, studies, reports, memoranda or papers (collectively, the "Records") in the Sellers' possession, whether in hard copy, electronic or other format, currently used in the conduct of the Business; provided, however, such Records shall not include any original
(i) employee personnel files or (ii) accounting and Tax Records, but shall include copies thereof;

     (k)    all goodwill associated with the Business or the Acquired
Assets, together with the right to represent to third parties that the Buyers are the successor to the Business;

     (l)    without duplication, all current assets listed on Exhibit E;

     (m) all proceeds received or receivable by the Sellers under insurance policies as a result of any damage to or destruction of any Acquired Asset that occurs during the period between the date hereof and the Closing (but excluding any proceeds due under business interruption insurance) to the extent the Sellers have not used such proceeds to repair or replace such damaged or destroyed Acquired Assets;

     (n) all lockboxes of the DE Sub and GA Sub, including those held at Bank of America; and

     (o)    other than the categories of assets enumerated in subsections
(a) through (n) of this Section 2.1, all other assets of the Sellers of every kind and description, tangible or intangible, used in the conduct of the Business, other than the Excluded Assets.

     For the avoidance of doubt, except as set forth in this Section 2.1, any assets of the Sellers that are used in the operation of the Business, as of the date hereof, shall be Acquired Assets.

     2.2. Excluded Assets. Notwithstanding any provision in the Transaction Documents to the contrary, the Buyers agree that none of the following assets, properties, rights or interests of the Sellers (the "Excluded Assets") shall be Acquired Assets:

     (a) the consideration delivered to the Sellers by the Buyers pursuant to the Transaction Documents;

     (b)    all rights of each Seller arising under the Transaction Documents;

     (c) other than as described in Section 2.1(m), all rights in and with respect to insurance policies of each Seller;

     (d)    any governmental authorization listed in Schedule 2.1(h);

     (e)    refunds or claims for refunds of Taxes paid by the Sellers;

     (f) except as set forth in Section 5.24, all rights to use the name "Volt", including any names under which the Sellers currently conduct the Business (other than the Trademarks and domain names as set out in Schedule 3.20(a) section (ii) (Domain Names) and section (iv) (Trademarks);

     (g)    any Cash owned by the Sellers as of the Effective Time;

     (h) all minute books, stock records and corporate seals (provided the Buyers shall have the right to inspect such items, other than those of the Parent, upon reasonable notice at the Parent's New York City location);

     (i) any and all assets that are used exclusively in the operations of the Parent or its Affiliates in Uruguay; and

     (j)    [intentionally omitted]; and

     (k)    any other item specifically listed on Schedule 2.2(k).

     For the avoidance of doubt, any assets of the Sellers that are not currently used in the operation of the Business, as of the date hereof, shall be Excluded Assets.

     2.3. Liabilities. Notwithstanding any provision in this Agreement or any other writing to the contrary, the Buyers are not assuming any Liability of the Sellers or any of the Sellers' respective Affiliates of whatever nature, whether presently in existence or arising hereafter, other than (i) the Current Liabilities of the Business (excluding Liabilities for any Taxes other than those assumed by the Buyers in clause (ii), the current portion of any Debt or Guarantee, claims for severance and/or change of control payments, and claims arising under Employee Plans, and other current Liabilities not related to the Acquired Assets, in each case that were generated prior to the Effective Time) outstanding as of the Effective Time as determined in accordance with GAAP (in each case, as they exist at the Effective Time provided they are related to the Acquired Assets) and (ii) property, Sales and Employment Taxes specifically allocated to the Buyers pursuant to Sections 5.8(b) and 5.9, which, at the Closing, and effective as of the close of business at the Effective Time, the Buyers shall assume (collectively, the "Assumed Liabilities"); provided that notwithstanding anything to the contrary herein, Assumed Liabilities shall not include any other Liability of the Sellers or their Affiliates for any Tax related to any period prior to the Effective Time other than withholding Taxes as part of Buyers' Assumed Payroll obligation. For the avoidance of doubt, the Assumed Liabilities shall include:

     (a) all Liabilities of each Seller under the Assumed Contracts and Leases listed on Schedule 2.1(b) and Schedule 2.1(e) (other than those Liabilities that arose or accrued based on any act, event, or omission that occurred prior to the Effective Time (other than the execution of this Agreement and any ancillary agreements related to this Agreement) which shall in all cases be retained by such Seller irrespective of whether they are known at Closing or become known only after the Closing, or based on any breach or default of a Seller which occurred prior to the Effective Time);

     (b) all Liabilities of the Sellers arising after the Effective Time under any Contractual Obligation of the Sellers relating to or used in the conduct of the Business (other than the execution of this Agreement and any ancillary agreements related to this Agreement) included in the Acquired Assets that is entered into by the Sellers after the date hereof in accordance with the provisions of this Agreement (other than any Liabilities arising out of or relating to a breach or default that occurred prior to the Effective Time);

     (c) all Liabilities arising out of the ownership or operation of the Business or the Acquired Assets after the Effective Time, except with respect to Liabilities arising from or related to compensation, employee benefits, severance and/or change of control payments, or Employee Plans, in each case, related to the period on or prior to the Closing (other than with respect to the Buyers' Assumed Payroll which shall be assumed by Buyers); and

     (d) all Liabilities arising after the Effective Time related to the Seller Employees who are hired by either Buyer other than claims of Seller Employees with respect to actions taken by the Sellers or their Affiliates;

     provided, that the Buyers shall in no event assume any Liabilities of the Sellers arising from or in connection with (i) any Excluded Asset; (ii) any transactions between the Sellers and any of their respective Affiliates; (iii) any Liabilities not relating to the Business or the Acquired Assets; (iv) any Debt or Guarantee (excluding Guarantees of Leases, which shall constitute Assumed Liabilities) of the Sellers; (v) any Seller's breach or default of any Contractual Obligation; (vi) any insurance policies of the Sellers, (vii) any Leases or Assumed Contracts that arose or accrued based on any act, event, or omission that occurred prior to the Closing Date, which shall in all cases be retained by the Sellers irrespective of whether they are known at Closing or become known only after the Closing or based on any breach or default of the Sellers that occurred prior to the Effective Time, (viii) any claims, costs or other Liabilities under any Employee Plans, including without limitation relating to health or retirement benefits, except as set forth on Schedule 2.3(d), (ix) all claims arising under applicable Legal Requirements; (x) any severance or change of control payments; (xi) any Liability of the Sellers incurred (or resulting from any action occurring) prior to the Closing that is not otherwise an Assumed Liability, including, for the avoidance of doubt, any item set forth on Schedule 3.10; or (xii) any Liability related to the Seller Employees listed on Schedule 2.3(xii). All Liabilities that are not expressly assumed hereunder shall be retained by and remain Liabilities of the Sellers and satisfied by the Sellers in accordance with their terms (all such Liabilities not being assumed being herein referred to as the "Excluded Liabilities").

     2.4.   Purchase Price.

     (a) In consideration for the Acquired Assets, the Buyers shall assume the Assumed Liabilities and pay to the Sellers at the Closing aggregate cash consideration of (i) $185 million (the "Purchase Price"), minus (ii) the Estimated Adjustment for Collection (such amount, the "Net Purchase Price"). No later than five (5) Business Days prior to the anticipated Closing Date, the Sellers shall deliver to the Buyers a written statement (the "Estimated Collection Adjustment Statement"), calculated in accordance with Schedule II, that is reasonably acceptable to the Buyers, and sets forth the Sellers' good faith calculation, as of 12:01 a.m. (New York City time) on the Closing Date of the Adjustment for Collection (the "Estimated Adjustment for Collection"). The Sellers will make available to the Buyers and their representatives as requested by the Buyers, all books, records and other documents used by the Sellers in preparing the Estimated Collection Adjustment Statement and personnel of the Sellers responsible for preparing or maintaining such books, records and documents. On the Closing Date, the Buyers shall deliver to the Sellers payment, by wire transfer to a bank account designated in writing by the Sellers (such designation to be made at least five (5) Business Days prior to the Closing
Date), of immediately available funds in an amount equal to the Net Purchase Price (the "Closing Payment").

     (b) If the Buyers object to the Sellers' calculation of the Estimated Adjustment for Collection, the Buyers shall notify the Sellers in writing within two (2) Business Days after receipt of the Estimated Collection Adjustment Statement of its objections thereto (the "Buyers Dispute Notice"). The Buyers Dispute Notice shall specify in reasonable detail the items of the Estimated Adjustment for Collection which are being disputed, shall set forth a reasonably detailed summary of the reasons for such dispute and shall include the Buyers' calculation of the Estimated Adjustment for Collection.

     (c) At the request of the Buyers or the Sellers, any dispute between the Parties relating to the Estimated Adjustment for Collection that cannot be resolved by them within two (2) Business Days after the Sellers' receipt of the Buyers Dispute Notice shall be referred to the Disputes Auditor for decision, and the decision of the Disputes Auditor shall be final and binding on the Parties. The Parties agree that they will require the Disputes Auditor to render its decision within five (5) Business Days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. In making such decision, the Disputes Auditor shall consider only those items or amounts in the Estimated Collection Adjustment Statement as to which the Buyers objected in the Buyers Dispute Notice and that remain in dispute between the Buyers and the Sellers. Before referring a matter to the Disputes Auditor, the Parties shall make a good faith attempt to agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If the Parties are unable to agree upon procedures before the end of five (5) Business Days after the Sellers' receipt of the Buyers Dispute Notice, either Party may refer the dispute to the Disputes Auditor, and the Disputes Auditor shall render its decision as to such dispute in accordance with the terms of this Agreement, including GAAP where such determination is required under this Agreement to be in accordance with GAAP. If the Parties are able to agree upon such procedures before the end of such five (5) Business Day period, they shall, as promptly as practicable, submit evidence in accordance with the procedures agreed upon, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable. The fees and expenses of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by the Parties equally.

     (d) The Estimated Collection Adjustment Statement shall be prepared in good faith and in a manner consistent with the methodologies set forth on
Schedule II attached hereto.

     2.5. The Closing. The closing (the "Closing") of the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036 on the date that is the later to occur of (x) September 5, 2008 or (y) three (3) Business Days following the satisfaction of the conditions set forth in Sections 6.1, 6.2 and 6.3 (the "Closing Date"). The effective time of the Closing will be 12:01 a.m. (New York City time) on the Closing Date.

     2.6.   Deliveries by the Sellers and the Buyers. At the Closing:

     (a) The Sellers shall deliver to the Buyers (i) a bill of sale in the form attached hereto as Exhibit A-1 (the "Bill of Sale"), (ii) an Assignment and Assumption of Lease (or sublease), with respect to any Real Property Lease, if obtained prior to the Closing, in the form attached hereto as Exhibit A-2 (with such modifications as may be necessary (x) for the satisfaction of such landlord, provided that no modifications may be made to any such Real Property Lease without prior written consent of the Buyers and (y) to comply with applicable Legal Requirements of the state, county or municipality in which the applicable Real Property covered by a Real Property Lease is located, as reasonably determined by the Parties) (each an "Assignment and Assumption of Lease"), (iii) an Intellectual Property Assignment (or sublicense) in the form attached hereto as Exhibit A-3 with such modifications as may be necessary to comply with applicable Legal Requirements of the relevant intellectual property office or registrar, as reasonably determined by the Parties (each an "Intellectual Property Assignment"), and (iv) such other instruments of sale, transfer, conveyance and assignment as the Buyers and their counsel have reasonably requested at least two (2) Business Days prior to the Closing. The Sellers acknowledge and agree that the terms and provisions of the Assignment and Assumption of Lease are not intended to, and do not, in any way waive, modify, limit, or replace any of the terms, provisions, rights or remedies contained in this Agreement or any document or instrument executed and delivered in connection with this Agreement or the transactions contemplated hereby. To the extent of any conflict (actual or perceived) between the terms of this Agreement and the Assignment and Assumption of Lease, the terms of this Agreement shall govern.

     (b) The Buyers shall deliver to the Sellers (i) payment in an amount equal to the Closing Payment, in immediately available funds by wire transfer to a bank account designated by the Sellers (such designation to be provided to the Buyers not later than five (5) Business Days prior to the Closing Date), (ii) an instrument of assignment and assumption in the form attached hereto as Exhibit B (the "Instrument of Assignment and Assumption"), (iii) such other instruments of assumption of liabilities as the Sellers and their counsel have reasonably requested at least two (2) Business Days prior to the Closing.

     (c) The Sellers and the Buyers shall enter into a Transition Services Agreement substantially in the form attached hereto as Exhibit C (the "Transition Services Agreement").

     (d) The Sellers will have delivered to the Buyers a certification dated as of the Closing Date (in such form as may be reasonably requested by counsel to the Buyers) conforming to the requirements of Treasury Regulations 1.1445-2(b)(2) (the "FIRPTA Certificate").

     (e) The Sellers will have delivered to the Buyers all documentation necessary to (i) release any Liens other than Permitted Liens on the Acquired Assets and (ii) all Guarantees related to the Business.

     (f) The Buyers shall have delivered to the Sellers signed copies of all real property transfer Tax Returns that the Sellers have determined are necessary, either in connection with the Sellers' payment of Transfer Taxes pursuant to Section 5.9 or (as long as Seller is liable under this Agreement for such Taxes) otherwise in connection with the assignment of leases included among the Acquired Assets. Such transfer Tax Returns shall be prepared by the Sellers at their sole cost and expense and shall be subject to the Buyers' prior approval before filing or submission, which approval the Buyers shall not unreasonably withhold, condition or delay.

     (g) The Sellers shall deliver to the Buyers hard copies and an electronic copy existing and in use as of the Closing of the marketing, advertising and promotional documents owned by the Sellers, such as customer lists, marketing and promotional plans, documents and materials, field force training manuals and materials, and the like, used in the Business.

     (h) The Sellers will have delivered to the Buyers all consents obtained, if any, pursuant to Section 5.3(b).

     (i) The Sellers and the Buyers will have delivered to each other fully-executed copies of each of the Maintech Amendment Agreement, the Uruguay Support Agreement, the Non-competition and Non-solicitation Agreement and the Office Sublease.

     Each of the agreements and instruments referenced in clauses (a) through
(i) shall be governed by and construed in accordance with the terms of this Agreement and, in the event that any provision of such agreements is construed to conflict with a provision in this Agreement, the provision in this Agreement shall be deemed to be controlling. As used in this Agreement, the term "Closing Documents" shall mean the documents described in clauses (a) through (i) and any other instruments of sale, transfer, conveyance, assignment, and assumption of liabilities executed and delivered by the Parties pursuant to this Section 2.6 or Section 5.3 (Commercially Reasonable Efforts; Third Party Consents). Simultaneously with such deliveries, the Sellers shall deliver to the Buyers the keys and any other instruments needed for physical access to the Acquired Assets at any of the Sellers' locations.

     2.7.   Allocation of Purchase Price.

        (a) No later than ten (10) days prior to the anticipated Closing Date, the Buyers shall prepare and deliver to the Sellers a draft allocation schedule allocating the Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Code Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local, or non-United States law, as appropriate) and the methodology set forth on Schedule 2.7(a), which allocation and any adjustments thereto shall be non-binding among the Parties hereto (but the allocation methodology on Schedule 2.7(a) shall be binding on the Parties hereto).

        (b) No later than the day on which the Preliminary Closing Statement is provided pursuant to Section 2.8(a)(i), the Buyers shall prepare an allocation of the Net Purchase Price (and all other capitalized costs) among the Acquired Assets in accordance with Schedule 2.7(a) and consistent with Code
Section 1060 and the Treasury Regulations thereunder (and any similar provision of state, local, or non-United States law, as appropriate) and the methodology set forth on Schedule 2.7(a), which allocation and any adjustments thereto shall be binding among the Parties hereto. The Buyer shall deliver such allocation to the Sellers no later than the day on which the Preliminary Closing Statement is provided pursuant to Section 2.8(a)(i). In connection with the Buyers' preparation of the allocation, the Sellers shall timely and properly prepare, execute, file, and deliver all such documents, forms, and other information as the Buyers may reasonably request. If the Sellers do not provide any comments to the Buyers in writing within five (5) Business Days following delivery by the Buyers of the proposed allocation, then the allocation proposed by the Buyers shall be deemed to be final and binding. If, however, the Sellers submit comments to the Buyers within such five (5) Business Day period, the Buyers and the Sellers shall negotiate in good faith to resolve any differences within five
(5) Business Days after the receipt of such comments from the Sellers. If the Sellers and the Buyers are unable to reach a resolution within such five (5) Business Day period, then all remaining disputed items shall be submitted for resolution to the Disputes Auditor, which shall make a final determination as to the disputed items within five (5) Business Days after such submission, and such determination shall be final, binding and conclusive on the Sellers and the Buyers. Once the allocation of the Purchase Price is determined to be final, it shall be set forth on Schedule IV to this Agreement. The fees and disbursements of the Disputes Auditor shall be shared equally between the Buyers and the Sellers. The Buyers and the Sellers and their respective Affiliates shall report, act, and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the allocation. The Buyers shall prepare any adjustments required to the allocation. Neither the Buyers nor the Guarantor nor any Seller shall take any position (whether in audits, Tax Returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable Legal Requirement.

        (c) The Parties acknowledge that all of the Real Property Leases are at or above market and have no value.

     2.8.   Post Closing Adjustment.

     (a)    Preparation of Preliminary Closing Statement.

            (i) As soon as reasonably practicable after the Closing Date but in any event within ninety (90) days thereafter, the Buyers shall prepare and deliver to the Sellers a statement (the "Preliminary Closing Statement") setting forth, as of 12:01 a.m. (New York City time) on the Closing Date a statement detailing the final adjustment for the Adjustment for Collection.

            (ii) The Preliminary Closing Statement shall be prepared in accordance with GAAP, and shall be prepared in a form and manner consistent with the preparation of the sample Preliminary Closing Statement attached hereto as Schedule II (which, solely for illustrative purposes, was prepared as though the Closing had occurred on May 25, 2008).

            (iii) The Buyers will make available to the Sellers and their representatives, including their independent registered public accounting firm, as requested by the Sellers, all books, records and other documents pertaining to the Business used by the Buyers in preparing the Preliminary Closing Statement and personnel of the Buyers responsible for preparing or maintaining such books, records and documents and the Buyers' independent registered public accounting firm.

     (b) Review of Preliminary Statements. The Preliminary Closing Statement shall be binding and conclusive upon, and deemed accepted by, the Sellers unless the Sellers shall have notified the Buyers in writing within thirty (30) days after receipt of the Preliminary Closing Statement of any objections thereto (the "Seller Dispute Notice"). The Seller Dispute Notice shall specify in reasonable detail the items of the Preliminary Closing Statement which are being disputed, shall set forth a reasonably detailed summary of the reasons for such dispute. Except as specified in the Seller Dispute Notice, the Sellers shall be deemed to have agreed with the Preliminary Closing Statement delivered by the Buyers pursuant to Section 2.8(a).

     (c) Resolution of Disputes. At the request of the Buyers or the Sellers, any dispute between the Parties relating to the Preliminary Closing Statement that cannot be resolved by them within thirty (30) days after the Buyers' receipt of the Seller Dispute Notice shall be referred to the Disputes Auditor for decision, and the decision of the Disputes Auditor shall be final and binding on both Parties. The Parties agree that they will require the Disputes Auditor to render its decision within thirty (30) days after referral of the dispute to the Disputes Auditor for decision pursuant hereto. In making such decision, the Disputes Auditor shall consider only those items or amounts in the Preliminary Closing Statement as to which the Sellers objected in the Seller Dispute Notice and that remain in dispute between the Buyers and the Sellers. Before referring a matter to the Disputes Auditor, the Parties shall make a good faith attempt to agree on procedures to be followed by the Disputes Auditor (including procedures for presentation of evidence). If the Parties are unable to agree upon procedures before the end of fifteen (15) Business Days after the Buyers' receipt of the Seller Dispute Notice, either Party may refer the dispute to the Disputes Auditor, and the Disputes Auditor shall render its decision as to such dispute in accordance with the terms of this Agreement, including GAAP where such determination is required under this Agreement to be in accordance with GAAP. If the Parties are able to agree upon such procedures before the end of such fifteen (15) Business Day period, they shall, as promptly as practicable, submit to the Disputes Auditor evidence in accordance with the procedures agreed upon, and the Disputes Auditor shall decide the dispute in accordance therewith as promptly as practicable. The fees and expenses of the Disputes Auditor for, and relating to, the making of any such decision shall be borne by the Parties equally.

     (d) Final Closing Statement. The Preliminary Closing Statement shall become final and binding on both Parties upon the earliest of (i) if no Seller Dispute Notice has been given, the expiration of the period within which the Sellers may notify the Buyers of any objections to the Preliminary Closing Statement pursuant to Section 2.8(b), (ii) if the Seller Dispute Notice has been given, upon the agreement by the Sellers and the Buyers that such Preliminary Closing Statement, together with any modifications thereto agreed to in writing by the Sellers and the Buyers is final and binding, and (iii) if the Seller Dispute Notice has been given but there is no such agreement, the date on which the Disputes Auditor shall issue its decision with respect to any dispute relating to such Preliminary Closing Statement referred to the Disputes Auditor pursuant to Section 2.8(c), giving effect to any items reflected in the Seller Dispute Notice as to which the Buyers and the Sellers were able to reach agreement prior to such referral. The Preliminary Closing Statement, as adjusted, if applicable, pursuant to any agreement between the Parties or pursuant to the decision of the Disputes Auditor, when final and binding on both Parties, is herein referred to as the "Final Closing Statement."

     (e) Calculation of Adjusted Net Purchase Price; Payment. The Net Purchase Price shall be increased or decreased by the difference, if any, by which the Estimated Adjustment for Collection differs from the Adjustment for Collection shown on the Final Closing Statement (the Net Purchase Price, as so increased or decreased after taking into account the net effect of the foregoing shall hereinafter be referred to as the "Adjusted Net Purchase Price"). If the Closing Payment is more than the Adjusted Net Purchase Price, the Sellers shall pay such difference within five (5) Business Days to the Buyers by wire transfer in immediately available funds to a bank account designed in writing by the Buyers. If the Adjusted Net Purchase Price is more than the Closing Payment, the Buyers shall pay such difference within five (5) Business Days to the Sellers by wire transfer in immediately available funds to a bank account designed in writing by the Sellers.

     (f) Purchase Price Adjustment for Tax Purposes. Any payment made pursuant to Section 2.8(e) shall be treated for tax purposes as an adjustment to the Purchase Price except to the extent otherwise required by any applicable Legal Requirement.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. EACH SELLER REPRESENTS AND WARRANTS JOINTLY AND SEVERALLY TO THE BUYERS that the statements set forth in this Section 3 are true, correct and complete as of the date of this Agreement or such other date as may be referred to in any particular representation and warranty, except as set forth in the disclosure letter dated as of the date hereof and provided to the Buyers by the Sellers in connection with the signing of this agreement (the "Disclosure Letter"). The Disclosure Letter has been arranged in sections and paragraphs corresponding to the sections and paragraphs contained in this Section 3.

     3.1.   Organization and Qualification of the Sellers.

     (a) Each of the DE Sub and GA Sub (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect and (iii) has all power and authority and all material governmental licenses, authorizations, permits, consents and approvals to enter into and perform this Agreement.

     (b) The Parent (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in each jurisdiction in which its operation of the Business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a Material Adverse Effect and (iii) has all power and authority and all material governmental licenses, authorizations, permits, consents and approvals to enter into and perform this Agreement.

     3.2. Authorization of Transaction. The execution, delivery and performance by each Seller of this Agreement and each Closing Document to which it is (or will be) a party and the consummation of the Contemplated Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of such Seller are necessary to authorize this Agreement or any Closing Document to which it is a party or to consummate the Contemplated Transactions. This Agreement and each Closing Document to which each Seller is or will be a party has been (or, in the case of Closing Documents to be entered into at or prior to the Closing, will be) duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by the other Parties, is (or, in the case of Closing Documents to be entered into at or prior to the Closing, will be) the legal valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). The Contemplated Transactions do not require the approval of the stockholders of the Parent.

     3.3. Governmental Authorization. The execution, delivery and performance by the Sellers of the Transaction Documents and the consummation of the Contemplated Transactions by the Sellers requires no action (including any authorization, registration, qualification, consent or approval) by or in respect of, or filing with, any Governmental Authority by the Sellers, except for such filings required by the HSR Act.

     3.4. Noncontravention. Except as set forth in Schedule 3.4, the execution, delivery and performance by each Seller of the Transaction Documents and the consummation of the Contemplated Transactions by such Seller do not and will not (i) violate, conflict with or result in a default under the Organizational Documents of such Seller, (ii) violate any applicable Legal Requirement related to the Business, (iii) conflict with, violate, constitute a default (with or without notice or lapse of time, or both) or result in any breach under or give rise to any right of termination, amendment, cancellation or acceleration of any right or obligation or to a loss of any benefit relating to the Business or to any Acquired Asset to which such Seller is entitled under any provision of any Contractual Obligation (other than any non-material Contractual Obligations relating to advertising placed in Telephone Directories in the Ordinary Course of Business) binding upon such Seller or to which the Acquired Assets are bound or subject or (iv) result in the creation or imposition of any Lien on any Acquired Asset, except for Permitted Liens.

     3.5. Brokers' Fees. The Sellers shall be solely obligated for the payment of all fees or expenses of any broker, agent or finder engaged by them in connection with and for this Agreement or the Contemplated Transactions. The Sellers represent and warrant that there are no Liabilities with respect to any brokers' or finders' fees or commissions relating to the Contemplated Transactions for which the Buyers could become liable or obligated due to the conduct of the Sellers.

     3.6. Assets; Ownership. Except as set forth on Schedule 3.6, (i) the Sellers are the sole and lawful owners of and have good title to (or, in the case of the Leases, a valid and subsisting leasehold interest in or right to use), and the power to sell, assign or transfer to the Buyers, all of the Acquired Assets free and clear of all Liens, other than Permitted Liens and (ii) none of the Acquired Assets are in the possession, custody, or control of any Person other than the Sellers. No Person other than the Sellers has any right, title, or interest in any profits, earnings, gains or losses with respect to the Business, or any Acquired Asset.

     3.7.   Legal and Other Compliance; Permits. Except as set forth on
Schedule 3.7, each of the Sellers has complied in all material respects with, and since January 1, 2005 has been in compliance in all material respects with, all applicable Legal Requirements relating to the Business or the Acquired Assets, and no Action has been filed or commenced or, to the Sellers' Knowledge, threatened against it or any Affiliate that relates to the Business or the Acquired Assets. Schedule 3.7 contains a complete list of all permits required pursuant to Legal Requirements for the conduct of the Business or for the Sellers' present use and operation of the Real Property and the lawful occupancy thereof. The Sellers have been granted all such permits and the Sellers are not in material breach or violation of, or default under, any such permit. Except as set forth in Schedule 3.7, all such permits may be assigned by the Sellers to the Buyers as contemplated in this Agreement. The Sellers have not received any written notice that any Governmental Authority will revoke, cancel, rescind, intentionally modify or refuse to renew in the ordinary course any such material permit. None of the matters disclosed in Schedule 3.7 challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions or has had or would be reasonably expected to be, individually or in the aggregate, material to the Business, the Acquired Assets or the Assumed Liabilities.

     3.8. Consents. Schedule 3.8 sets forth each Contractual Obligation (excluding advertising contracts and Contractual Obligations that do not involve payments on an annual basis of more than $50,000 to or from a Seller), permit or other right that will not continue in full force and effect or requires a consent, approval, waiver or other action by any Person as a result of the execution, delivery and performance of the Transaction Documents and the Contemplated Transactions, the required consent, and the identity of any Person who is entitled to consent to or receive notice of the Contemplated Transactions (all such required consents or other actions, the "Sellers' Consents").

     3.9. Property and Equipment; Liens; Completeness of Acquired Assets. Except as set forth in Schedule 3.9:

     (a) The Acquired Assets and the assets set forth on Schedule 5.3(b) (which may or may not become Acquired Assets in accordance with Section 5.3(b)) constitute all of the assets of any nature whatsoever, including Contractual Obligations, material Intellectual Property used in or necessary for the Sellers to operate, and used by the Sellers in operating, the Business in the manner it is currently operated by the Sellers.

     (b) The Personal Property and other tangible assets included in the Acquired Assets that are material to the operation of the Business as conducted on the Closing Date are in good operating condition and repair (taking into account the age of such Acquired Assets and subject to normal wear and tear, scheduled maintenance, and retirement, none of which is material).

     (c) Each Seller owns or has valid rights or licenses to use all of the material Intellectual Property and which such Seller is presently using in connection with the Business or the use of which is necessary for the conduct of the Business as currently conducted or in connection with the performance of any material Contractual Obligation, proposal or other agreement to which such Seller is a party with respect to the Business.

     (d) The Sellers do not own any real property that is necessary to operate, or that is used to operate, the Business as it is currently operated by the Sellers. The Sellers have a good, valid and enforceable leasehold interest in and to the Real Property, free and clear of all Liens other than Permitted Liens and Liens that will be discharged prior to Closing. Except as disclosed in
Schedule 2.1(b), no Real Property Lease is a sublease.

     (e) With respect to each Real Property Lease: (i) each Real Property Lease is legal, valid, binding, enforceable and in full force and effect, (ii) the Sellers are in peaceful and undisturbed possession of the space or estate under such Real Property Lease, (iii) each Real Property Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following consummation of the Closing, except for the Real Property Leases set forth on Schedule 3.9(e)(iii), (iv) there exists no event or condition which (with or without notice or lapse of time or both) would result in a breach or default under any Real Property Lease on the part of any Seller or permit termination, modification or acceleration thereunder, (v) to the Sellers' Knowledge, there exists no event or condition which (with or without notice or lapse of time or both) would result in a breach or default under any Real Property Lease in any material respect on the part of any other party to such Real Property Lease, (vi) there is no (1) unsatisfied capital expenditure requirement or remodeling obligation on the part of the tenant thereunder other than ordinary maintenance and repair obligations, (2) unpaid brokerage commission or the like payable by the tenant thereunder, or (3) deferred rent or other amounts payable by the tenant thereunder on or after the Closing Date that are attributable to any pre-Closing period, (vii) such Real Property Lease does not impose any material restriction on any portion of the Business, and (viii) no leasing or brokerage commission is payable as a result of the assignment of such Real Property Lease.

     (f) The Sellers have delivered to the Buyers a true, correct, and complete copy of each Real Property Lease, which includes all amendments, modifications, notices, or memoranda of lease related thereto and all estoppel certificates or subordinations, nondisturbance and attornment agreements related thereto. There is no lease for the Real Property covered by any Significant Lease that has priority over such Significant Lease. There are no written or oral leases, subleases, licenses, concessions, occupancy agreements or other Contractual Obligations granting to any other Person the right of use or occupancy of any Real Property covered by a Significant Lease and there is no Person (other than the Sellers or their Affiliates) in possession of the Real Property covered by a Significant Lease.

     (g)    The current use of the Real Property covered by a Significant
Lease does not violate or conflict with any applicable Legal Requirements or any covenants, conditions, restrictions or other Contractual Obligations. There is no pending or, to Sellers' Knowledge, threatened appropriation, condemnation or like proceeding affecting the Real Property covered by a Significant Lease.

     (h) Except as set forth in Schedule 3.9(h), each Facility covered by a Real Property Lease is supplied with utilities and other services (which may include gas, electricity, water, drainage, sanitary sewer, storm sewer, fire protection and telephone) to the extent necessary for the operation of such Facility as the same is currently operated.

     3.10. Litigation. Schedule 3.10 sets forth each instance in which each of the Sellers (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge relating to the Business or involving the Seller Employees or any Acquired Asset or Assumed Liability or (ii) is a party or, to the Sellers' Knowledge, is threatened to be made a party to, any Action relating to the Business or involving the Seller Employees or any Acquired Asset or Assumed Liability. None of such Actions questions the validity or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions or of any action taken or to be taken in connection with such transactions, nor, to the Sellers' Knowledge, is there any basis for the commencement of any such Action. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against any of the Sellers affecting or relating to the Business, the Acquired Assets or the Assumed Liabilities under any applicable Legal Requirement, except such as have been satisfied. None of the matters disclosed in Schedule 3.10 has had or would be reasonably expected to be, individually or in the aggregate, material to the Business, the Acquired Assets or the Assumed Liabilities. There are no settlements, covenants not to sue, consents, decrees, stipulations, injunctions, judgments, writs, orders or determinations of an arbitrator which (i) restrict the Sellers' rights to use, transfer, license or exploit any Acquired Assets in any manner; or (ii) permit third parties to use any Assigned Intellectual Property.

     3.11.  Environmental Matters.

     (a) In connection with the Business, except as set forth in Schedule 3.11(a): (i) the Sellers have not received any written or, to the Sellers' Knowledge, oral communication within the past three (3) years that alleges any material violation of, or material claim under, any Environmental Law, that has not been fully and finally resolved through the appropriate judicial, administrative or other claims resolution process, or arising out of, based on or resulting from the presence or Release of Hazardous Materials; (ii) the Sellers are (and at all times since January 1, 2005 have been) in material compliance with all Environmental Laws; (iii) the Sellers have not entered into or agreed to and are not bound by or subject to any contract, decree, order or judgment relating to claims, liability under or compliance with any Environmental Law or to investigation or remediation of Hazardous Materials;
(iv) to Sellers' Knowledge, there has been no treatment, storage or Release in violation of Environmental Laws of any Hazardous Materials on or from any property covered by a Significant Lease; (v) the Sellers have not received a written information request regarding, or been named a potentially responsible party for, any National Priorities List or CERCLIS site (as those terms are defined under Environmental Laws); and (vi) the Sellers have no Knowledge of facts, conditions or circumstances that would reasonably be expected to lead to responsibility or liability under Environmental Laws that, individually or in the aggregate, would reasonably be expected to be material to the Business, the Acquired Assets or the Assumed Liabilities.

     (b) The Sellers have fully disclosed to the Buyers true and complete copies of all environmental reports, site assessments, audits, studies, evaluations, tests and records prepared, commissioned by or received by, or on behalf of the Sellers within the last five (5) years, with respect to any or all of the Acquired Assets or the Business, a complete and accurate list of which is disclosed in Schedule 3.11(b).

     3.12. Affiliated Transactions. Except as set forth on Schedule 3.12, no Affiliate or Related Person of any Seller owns or otherwise has any rights to or interests in the Business, any Acquired Asset (including any Assigned Intellectual Property) or Assumed Liability or is currently engaged in business dealings with such Seller related to the Business, any Acquired Assets or Assumed Liabilities, whether as a client, supplier, customer, lessor, lessee, competitor, potential competitor or otherwise. Except as set forth on Schedule 3.12, the transactions disclosed on Schedule 3.12 were entered into and performed on arms length terms and conditions which are no less favorable to the Sellers than those which could be obtained with a third party which is not an Affiliate or Related Person of the Sellers.

     3.13. Absence of Certain Developments. Except as set forth on Schedule 3.13, since October 28, 2007, the Business has been conducted only in the Ordinary Course of Business, and, with respect to the Business or the Acquired Assets, there has not been:

     (a) any event, change or circumstance which has had, or is reasonably likely to have, a Material Adverse Effect;

     (b) any damage (normal wear and tear excepted), destruction, eminent domain taking or other casualty loss (whether or not covered by insurance) affecting the Business or any Acquired Asset in any material respect;

     (c) any sale, mortgage, pledge, lease, or creation or other incurrence of any Lien on any Acquired Asset, other than sales or leases of assets in the Ordinary Course of Business or the creation or incurrence of Permitted Liens;

     (d) any change in any method of accounting or accounting practice with respect to the Business, except for any such change required by reason of a concurrent change in GAAP;

     (e) any institution or execution of or increase or material alteration to the employment terms (including without limitation the adoption or amendment of any Employee Plans) or compensation payable or paid, or alteration in the timing or method of such payments, or institution or execution of any new severance or termination pay practices, whether conditionally or otherwise and whether pursuant to a Contractual Obligation, Employee Plan or otherwise, to any Seller Employee or director, officer, or consultant of the Sellers or any Affiliate whose responsibilities relate to the Business, other than in the Ordinary Course of Business;

     (f) any hiring of any new Seller Employees, other than in the Ordinary Course of Business;

     (g) any entry into, termination, amendment, cancellation, or other modification of any Contractual Obligation (including any Significant Lease or collective bargaining agreement) or any waiver of, or agreement with respect to, any rights or obligations set forth therein, other than in the Ordinary Course of Business;

     (h) any material settlement, waiver or agreement with respect to any Action, Liability, Debt, or other right;

     (i) any incurrence or assumption of any Debt or Guarantee in an aggregate amount greater than $100,000;

     (j) any (i) delay or postponement of the payment of any accounts payable or any change in the methodology employed by any of the Sellers with respect to the payment thereof, (ii) acceleration of the collection of accounts receivable or any change in the methodology employed by any of the Sellers with respect to the payment thereto, (iii) turnover of inventory, or (iv) incurrence of other Liabilities outside of the Ordinary Course of Business;

     (k) any transaction with any Affiliate outside of the Ordinary Course of Business; or

     (l) any entry into any Contractual Obligation or agreement to do any of the foregoing.

     3.14.  Contracts.

     (a) The Contractual Obligations set forth on Schedule 3.14(a) (the "Retained Contracts") constitute all Contractual Obligations of the Sellers relating to the Business or the Acquired Assets or which are otherwise material to the Business that are not a part of the Assumed Contracts.

     (b) The Sellers have delivered to the Buyers a complete copy of each Assumed Contract (other than any non-material Contractual Obligations relating to advertising placed in Telephone Directories in the Ordinary Course of Business) that is in writing and an accurate and a complete description of each oral Assumed Contract, in each case, as amended or otherwise modified and in effect as of the date hereof. Except as disclosed in Schedule 3.14(b), each of the Sellers has complied with all accrued commitments and obligations pertaining to each Assumed Contract, each Assumed Contract is Enforceable against such Seller party thereto and neither such Seller nor, to the Sellers' Knowledge, any other party thereto (including any Affiliate of the Seller, as the case may be) is in default or breach in any material respect under the terms of any such Assumed Contract, provided, however, that no representation is made as to any non-material Contractual Obligation relating to advertising placed in Telephone Directories in the Ordinary Course of Business.

     (c) Except as set forth on Schedule 3.14(c), with respect to the Business and the Acquired Assets, the Sellers are not a party to any (i) Contractual Obligation or commitment for the employment or services of any individual, employee or independent contractor, except for oral at will employment agreements and employee manuals, (ii) Contractual Obligation for the sale of inventory outside the Ordinary Course of Business (other than this Agreement), (iii) Contractual Obligation with or commitment to any labor organization or collective bargaining unit, such as a collective bargaining agreement or other labor union or similar contract applicable to the Seller Employees, (iv) Contractual Obligation or commitment outside the Ordinary Course of Business for the future purchase or lease of goods or products, materials, supplies, equipment, services, real or personal property (tangible or intangible), (v) lease for real or personal property, or (vi) agreement or arrangement to grant discounts or other concessions to customers, distributors, manufacturers or suppliers outside the Ordinary Course of Business.

     3.15.  Employment. With respect to Seller Employees:

     (a) Schedule 3.15(a) sets forth the name, job title, employment commencement date, annual salary or hourly wage, as applicable, total compensation (including bonus), and date of most recent salary or wage increase for each Seller Employee.

     (b) Except as set forth on Schedule 3.15(b), with respect to the Business, (i) the Sellers currently comply with, and for the past three (3) years have complied with, all Legal Requirements relating to the employment of labor in all material respects, including without limitation any provisions thereof relating to wages and hours, the classification of employees as exempt or non-exempt for overtime purposes, unlawful, retaliatory, or discriminatory employment or labor practices, occupational health and safety standards, the classification of persons providing services to the Sellers as employees or independent contractors, human rights legislation, and all other employment-related laws; (ii) there is not presently pending, or to the Sellers' Knowledge, threatened, any investigation, audit, or review by any Governmental Authority and there is no charge, claim, complaint, grievance proceeding, arbitration proceeding, or other claim pending, or to the Sellers' Knowledge, threatened, against the Sellers, including without limitation any charge or complaint filed by any employee or labor union (or similar organization) with the Equal Employment Opportunity Commission, state human rights agency, National Labor Relations Board, or other Governmental Authority ; (iii) none of the Sellers is a party to a collective bargaining agreement or other labor union or similar contract applicable to employees and no employee is represented by a labor union; (iv) during the past three (3) years, none of the Sellers has engaged in any plant closing, workforce reduction, or other action that has resulted or triggered or could result in or trigger notice requirements or liability under Worker Adjustment and Retraining Notification Act, 29 U.S.C. ss. 2101, et seq. ("WARN") or under any similar or local plant closing notice law;
(v) there is no Legal Requirement, including without limitation any arbitration decision, court decision, or governmental order, that in any way limits or restricts the Sellers from relocating or closing any of the operations relating to the Business; (vi) the employment of each employee of the Business is terminable at will; (vii) each of the Sellers has paid or will pay in full to all employees all amounts currently due and payable for wages, salaries, commissions, bonuses, benefits and other compensation accrued as of the Effective Time (other than as set forth on Schedule 3.15(f)); and (viii) to the Sellers' Knowledge, none of the Key Seller Employees has any plan or current intention to terminate employment with the Sellers.

     (c) Schedule 3.15(c) sets forth a true and complete list of all the Seller Plans that are maintained for or contributed to on behalf of Seller Employees, or that benefit any such Seller Employee, or that otherwise affect the Business or Seller Employees or other current service provider to the Business. With respect to each Seller Plan, the Sellers have made available to the Buyers (i) an accurate and current description of such Seller Plan and (ii) the most recent IRS determination letter for any Seller Plan intended to be qualified for favorable tax treatment under Section 401(a) of the Code. The Sellers are not in default in any material respect with respect to any contributions or obligations under any Seller Plan or withholding or other employment Taxes or payments on behalf of any current or former employee of the Business for which it is obligated on the Closing Date. The Sellers have no Liability with respect to an employment agreement or arrangement or Employee Plan which could become a Liability of the Buyers.

     (d) Except as set forth on Schedule 3.15(d), neither any of the Sellers nor any ERISA Affiliate maintains, contributes to (or has an obligation to contribute to) or has maintained, adopted or contributed to a pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code, and there has been no accumulated funding deficiency within the meaning of 302(a)(2) of ERISA or Section 412 of the Code with respect to any funded pension plan which has resulted or could result in the imposition of a Lien (other than a Permitted Lien) upon any of the Acquired Assets, and the Sellers have not incurred any Liability under Title IV of ERISA. No Seller Plan provides for welfare benefits following termination of employment, other than as required by
Section 4980B of the Code, with respect to which the Buyers could have any liability.

     (e) No Seller Employee is, or at any time will become, entitled to any payment, benefit or right, or any increased or accelerated payment, benefit or right, or any payment of any amount under any Seller Plan that could individually or in combination with any other such payment constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code or fail to be deductible by the Sellers or any of their respective Affiliates or by the Buyers by reason of Section 162 or 404 of the Code, as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

     (f) Except as set forth on Schedule 3.15(f), each of the Sellers has paid or will pay in full prior to the Closing to the Seller Employees of the Business all amounts currently due and payable for wages, salaries, commissions, bonuses, benefits and other compensation accrued as of the Effective Time.

     3.16.  Certain Financial Information; Undisclosed Liabilities.

     (a) Certain Financial Information. The Financial Information has been prepared without audit but in accordance with GAAP (but does not include footnotes) applied on a consistent basis throughout the periods covered thereby, is correct and complete in all material respects and presents fairly in all material respects the financial position of the Business as of the respective dates thereof and the results of operations of the Business and changes in financial position for the respective periods covered thereby, and is consistent with the books and records of the Business, subject to the absence of notes.
Schedule 3.16(a) sets forth the EBITDA of the Business for the fiscal year ended October 28, 2007 and for the eight (8) months ended June 22, 2008. Schedule 3.16(a) has been prepared in good faith by the Sellers, is true and accurate and reflects the books and records of the Business.

     (b) Undisclosed Liabilities. The Sellers have no Liabilities or obligations of any kind, whether accrued, absolute, secured or unsecured, contingent or otherwise, in connection with the Business, other than Liabilities that (i) are Excluded Liabilities, (ii) are set forth on Schedule 3.16(b) or
(iii) arose in the Ordinary Course of Business of the Sellers, which Liabilities do not result from, arise out of, or relate to any breach or violation of, or default under, any Contractual Obligation or applicable Legal Requirement and which Liabilities are not material (individually or in the aggregate) to the Business, the Acquired Assets or the Assumed Liabilities.

     (c) Description of Policies. Schedule 3.16(c) sets forth a true and accurate description of the Company's practices, policies, procedures or timing of the collection of accounts receivable or payment of accounts payable that relate to the Business (the "Policies"). Such Policies comply with GAAP.

     (d) Accounts Receivable. All accounts receivable reflected on the Financial Information and all accounts receivable arising subsequent to June 22, 2008 and on or prior to the Closing Date, have arisen or will arise in the Ordinary Course of Business, represent or will represent legal, valid, binding and enforceable obligations to the Sellers and, subject only to consistently recorded reserves for bad debts established as of a date prior the Closing Date in a manner consistent with past practice and the Policies.

     (e) Accounts Payable. To the Sellers' Knowledge, there are, and within the past six (6) months have been, no unpaid invoices or bills representing amounts alleged to be owed by any Seller relating to the Business, or other alleged obligations of any Seller related to the Business, which any Seller has disputed or determined to dispute or refuse to pay.

     3.17.  Taxes.

     (a) Except as set forth on Schedule 3.17(a), each Seller has filed, or has caused to be filed on its behalf, all material Tax Returns, with respect to the Parent relating to the Business only, required to be filed by it in accordance with all Legal Requirements. All such Tax Returns were true, correct and complete in all material respects. All material Taxes owed by each Seller relating to the Business (whether or not shown on any Tax Return) have been timely paid in full or are reflected as owing in the Sellers' Financial Statements. No claim has ever been made by a Governmental Authority in a jurisdiction where the Sellers do not file Tax Returns that the Sellers are or may be subject to taxation by that jurisdiction with respect to the Business. There are no Liens with respect to Taxes upon any assets of the Sellers (but as to the Parent only as such relates solely to the Business) other than Liens for current Taxes not yet due and payable. Except with respect to Parent's ownership of the GA Sub and the DE Sub, none of the Sellers owns an Equity Interest in another Person with respect to the Acquired Assets.

     (b) With respect to the Pre-Effective Time Tax Period, but excluding the Buyers' Assumed Payroll, each Seller has deducted, withheld and timely paid to the appropriate Governmental Authority all Taxes required to be deducted, withheld or paid in connection with amounts paid or owing to any Seller Employee and each Seller has complied with all reporting and recordkeeping requirements with respect thereto.

     (c) The Sellers have not made any payments to a Seller Employee or other person providing services to the Business, with respect to the Parent relating to the Business only, or have been or are a party to any agreement, contract, arrangement or plan that could result in it making payments, that have resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Code Section 280G or in the imposition of an excise Tax under Code Section 4999 (or any corresponding provisions of state, local or non-United States Tax law) or that were or would not be deductible under Code Sections 162 or 404 or that will be required to be included in gross income under Code Section 409A(a)(1)(A).

     3.18. Insurance. Schedule 3.18(i) sets forth a list of all insurance policies maintained by the Sellers (a) applicable to the Business and/or (b) that cover any Acquired Asset or Assumed Liability. The Sellers have not received (i) any written notice that any issuer of any such policy has filed for protection under applicable bankruptcy laws or is otherwise in the process of liquidating or has been liquidated, or (ii) any written notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder. Except as set forth in Schedule 3.18(ii), to the Sellers' Knowledge there are no written requirements or recommendations of any insurer of the Acquired Assets or the Business with respect to any repair or modification to or any improvements of any material portion of the Acquired Assets or the Business.

     3.19. Customers and Suppliers. Schedule 3.19 sets forth a complete and accurate list of (a) the ten (10) largest advertising customers of the Telephone Directories portion of the Business (by dollar volume) relating to the Business during the 2007 fiscal year of the Sellers and eight (8) month period ending on the month-end immediately prior to the date of this Agreement, including the dollar amount of all sales to such customers during this period and the existing Contractual Obligations with each such customer by product or service provided,
(b) all customers of the "Directory Systems/Services" portion of the Business and (c) the suppliers of an aggregate volume of $50,000 or more of materials, products, product components or services relating to the Business during the twelve (12) month period ending on the month-end immediately prior to the date of this Agreement, including the dollar amount of such purchases from such suppliers during this period and the Contractual Obligations for continued supply from each such supplier. The relationships with the customers and suppliers required to be listed on Schedule 3.19 are good commercial working relationships and, except as set forth on Schedule 3.19, none of such customers or suppliers has canceled, terminated or otherwise materially altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or notified the Company of any intention to do any of the foregoing or otherwise threatened in writing to cancel, terminate or materially alter (including any material reduction in the rate or amount of sales or purchases, as the case may be) its relationship with the Business. As of the date hereof, to the Sellers' Knowledge, there is no reason to believe that there will be any adverse change in the relationships of the Business with such customers and suppliers as a result of the Contemplated Transactions.

     3.20.  Intellectual Property.

     (a) Schedule 3.20(a) sets forth a true and complete list of all material Intellectual Property used in the Business. With the exception of the software licenses listed on Schedule 5.3(b)(i), the Sellers are the sole and exclusive owner of all right, title and interest in and to the Intellectual Property set out in Schedule 3.20(a) free and clear of any Liens other than Permitted Liens, and, to the Sellers' Knowledge, all such Intellectual Property is enforceable and valid. With respect to all Assigned Intellectual Property that constitutes Acquired Assets and is registered or subject to a pending application for registration, Schedule 3.20(a)(ii)-(v) sets forth a list of all Assigned Intellectual Property in all jurisdictions in which such Assigned Intellectual Property that constitutes Acquired Assets is registered or registrations have been applied for and all registration and application numbers. Except as set forth in Schedule 3.20(b), during the past three (3) years the Sellers have not received any communication from a third party asserting any ownership interest in any such Assigned Intellectual Property.

     (b) Except as set forth in Schedule 5.3(b)(i), the Sellers are, and on the Closing Date the Buyers will be, the sole and exclusive owners of, and the Sellers have, and on the Closing Date the Buyers will have, in connection with the Business, the right to exploit and sublicense, without payment to any other Person, all Assigned Intellectual Property that constitute Acquired Assets and the consummation of the acquisition of the Acquired Assets, the ownership of the Business by the Buyers and the other Contemplated Transactions do not and will not conflict with, alter or impair any such rights in any material respect.

     (c) Except as set forth in Schedule 3.20(c), there have been no grants of any license of any kind relating to any Assigned Intellectual Property that constitutes Acquired Assets or the development, marketing or distribution thereof except for the non-exclusive licenses that accompany the sale of the products in the Ordinary Course of Business.

     (d) Except as set forth in Schedule 5.3(b)(i) and except for third party licenses (including software licenses) and other agreements relating to non-material Intellectual Property used by the Sellers in the Ordinary Course of Business that are licensed on an annual basis involving fees of no more than $20,000, the Sellers are not bound by or a party to any option, license or similar Contractual Obligation relating to the Assigned Intellectual Property regarding the use of such Assigned Intellectual Property that is necessary to the conduct of the Business.

     (e) Except as set forth in Schedule 3.20(b), to the Sellers' Knowledge, during the last three (3) years, (i) the Sellers have not received any written communication alleging or indicating that the conduct of the Business violates, conflicts with, misappropriates, misuses, dilutes or infringes (whether directly, as a contributory infringer, through inducement or otherwise) any third Person's Intellectual Property rights; (ii) no claims are pending or, to the, threatened against the Sellers by any Person with respect to the ownership, validity, scope, enforceability, effectiveness or use in the Business of the Assigned Intellectual Property; (iii) the Sellers have received any written cease-and-desist or invitation to license patent letters or written threats from any third party alleging infringement or misappropriation with respect to any third Person's Intellectual Property rights, and (iv) except as would not reasonably be expected to be material to the Business, the conduct of the does not violate, conflict with, misappropriate, misuse, dilute or infringe (whether directly, as a contributory infringer, through inducement or otherwise) the Intellectual Property rights of any third Person. Except as set forth in
Schedule 3.20(b) and excluding any proceedings or lawsuits filed but not served, the Sellers have not been a party to any legal proceedings (including lawsuits, arbitrations, interferences, reexaminations and oppositions) relating to the Assigned Intellectual Property, or relating to a claim asserted by a third party that Sellers have infringed or misappropriated Intellectual Property Rights.

     (f) Except as set forth in Schedule 3.20(d) and to the Sellers' Knowledge, (i) no former or current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Assigned Intellectual Property, has any claim against the Sellers in connection with such Person's involvement in the conception and development of any such Assigned Intellectual Property; (ii) no such claim has been asserted or is threatened; (iii) none of the current officers and employees of the Sellers have any patents issued or applications pending for any device, process, design or invention of any kind now used in the operation of the Business, which patents or applications have not been assigned to the Sellers; (iv) all employees of the Sellers who have participated in the creation or development of material Assigned Intellectual Property have executed and delivered to the Sellers a signed agreement assigning all right, title and interest in and to such material Assigned Intellectual Property; and (v) no former or current employee of the Business is in default or breach of any material term of any non-disclosure agreement, assignment of invention agreement or similar agreement with the Sellers.

     (g) To the Sellers' Knowledge, the Sellers have adequate measures regarding data security, privacy, and the use of data and, in any event, are in compliance with all of their Contractual Obligations and all Legal Requirements to: (i) maintain and protect the Sellers' Intellectual Property, including all material Trade Secrets and confidential information included therein; (ii) protect the confidentiality, integrity and security of their computer systems, databases, and websites (and all information, transactions and content stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption; (iii) collect, use, import, export and protect all personally identifiable information, and other information related to individuals, in accordance with its privacy policies; (iv) prevent and, there have been no security breaches relating to, violations of any security policy regarding or any unauthorized access or unauthorized use of any data or information used in the Sellers' Business; and (v) determine that consummation of the transactions contemplated hereby will not violate any privacy policy, terms of use, relating to the use, dissemination, or transfer of any data or information used in the Business.

     (h) Except as set forth in Schedule 5.3(b)(i), immediately following the Closing, the Buyers will own, lease or license all Intellectual Property that is necessary for the operation of the Business including the capacity and ability to process current peak volumes in a timely manner, and, in the last twelve (12) months, there have been no material failures, breakdowns, breaches, outages or unavailability of such technology systems. All Software developed by or on behalf of the Sellers included in the Assigned Intellectual Property (the "Assigned Software") (i) has been catalogued and documented as reasonably necessary to enable competently skilled programmers and engineers to use, update, and enhance the Assigned Software by readily using the existing source code and documentation, and (ii) is stored with up-to-date catalogued versions that will be accessible by the Buyers' personnel.

     (i) Except for the release of source code to Buyer under a certain agreement between Sellers and Buyer effective December 13, 2004, no source code for the Assigned Software has been delivered, licensed or made available to any escrow agent or other third party, and the Sellers have no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Assigned Software to any escrow agent or other Person.

     (j) Except with regard to Assigned Software identified in Schedule 3.20(j), to the Sellers' Knowledge, none of the Assigned Software and any other software distributed, sold, licensed, marketed or otherwise provided by Sellers to third Persons in the operation of the Business: (x) constitutes or is dependent on any open source computer code, or is subject to any license or other Contractual Obligation that (A) requires the Sellers or any Person to divulge any source code or trade secret that is part of such Assigned Software
(B) permits the creation of any derivative work based on such Assigned Software or any part thereof, or (C) permits the distribution or redistribution of such the Assigned Software or any part thereof at no charge; or (y) contains any time bomb, virus, worm, Trojan horse, back door, drop dead device, or any other software that would interfere with its normal operation, would allow circumvention of security controls, or is intended to cause damage to hardware, software or data. In the Ordinary Course of Business, Sellers have not distributed, sold, licensed, marketed or otherwise provided to third Persons any open source computer code.

     3.21. Publication of Directories. Schedule 3.21(a) lists, as of the date hereof, all directories published by the Sellers for which, during the past two
(2) years, either (i) the month of publication changed or (ii) the length of service of such directory changed. Schedule 3.21(b) lists, as of the date hereof, the months of publication and advertising close of all directories published by the Sellers for the 2007 calendar year.

     3.22. Intercompany Settlements. Schedule 3.22 sets forth the intercompany accounts between any of the Sellers and their Affiliates and their Related Persons. As of the Closing, no such amounts shall remain outstanding other than amounts set forth on Schedule 3.22 (which amounts shall not be deemed Acquired Assets or Assumed Liabilities). For the avoidance of doubt, the Current Assets of the Business and the Current Liabilities of the Business shall not reflect any such intercompany accounts which accounts shall be Excluded Assets and Excluded Liabilities.

     3.23. Books and Records. The books and records of the Sellers relating to the Business are complete and accurate in all material respects.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYERS AND THE GUARANTOR. EACH BUYER AND THE GUARANTOR REPRESENTS AND warrants jointly and severally to the Sellers that the statements set forth in this Section 4 are true, correct and complete as of the date of this Agreement or such other date as may be referred to in any particular representation and warranty.

     4.1. Organization and Qualification of the Buyers. Each Buyer and the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     4.2. Authorization of Transaction. Each Buyer and the Guarantor has full corporate power and authority to execute and deliver each Transaction Document to which it is a party and all other instruments, agreements and documents contemplated thereby and has taken all actions necessary to authorize the consummation of the Contemplated Transactions and the performance of its obligations hereunder and thereunder. Each Transaction Document to which a Buyer and/or the Guarantor is a party has been duly executed and delivered by such Buyer or Guarantor and is Enforceable against such Party.

     4.3. Government Authorization. The execution, delivery and performance by each Buyer and/or the Guarantor of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions by such Buyer or the Guarantor, as the case may be, require no action (including any authorization, consent or approval) by or in respect of, or filing with, any Governmental Authority.

     4.4. Noncontravention. The execution, delivery and performance by each Buyer and/or the Guarantor of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions by such Party do not and will not (i) violate, conflict with or result in a default under the Organizational Documents of such Party, (ii) violate in any material respect any applicable Legal Requirement, (iii) require any consent or other action by any Person under, conflict with, constitute a default or breach under or give rise to any right of termination, cancellation or acceleration of any right or obligation or to a loss of any material benefit to which such Party is entitled under any provision of any material agreement or other material instrument binding upon such Party or (iv) result in the creation or imposition of any Lien on any asset of such Party, except for Permitted Liens.

     4.5. Brokers' Fees. The Buyers and the Guarantor shall be obligated for the payment of all fees or expenses of any broker, agent or finder engaged by any of them in connection with and for this Agreement or the Contemplated Transactions. The Buyers and the Guarantor represent and warrant that there are no Liabilities with respect to any brokers' or finders' fees or commissions relating to the Contemplated Transactions for which the Sellers could become liable or obligated.

     4.6. Necessary Funds. The Guarantor has available to it as of the date hereof, and the Buyers will have available to them as of the Closing, sufficient funds necessary to pay the Purchase Price and to consummate the Contemplated Transactions.

5.   COVENANTS.

     5.1    Covenants of the Sellers Relating to Conduct of the Business.

     (a) Except as provided in this Agreement or permitted by prior written consent of the Buyers, the Sellers shall operate the Business only in the Ordinary Course of Business from the date hereof until the Closing Date.

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     (b)    Between the date of this Agreement and the Closing, the Sellers shall preserve the business organization of the Business intact and use commercially reasonable efforts to keep available to the Buyers the services of the present officers and employees of the Business and preserve for the Buyers the goodwill of, and relationships with, the suppliers, customers, distributors, sales representatives and others having business relations with the Business.

     (c) Between the date of this Agreement and the Closing, the Sellers shall hire or terminate any employees, consultants and sales representatives whose responsibilities relate to the Business only in the Ordinary Course of Business and the Sellers shall not hire or terminate any officer or director whose responsibilities relate to the Business without the prior written consent of the Buyers unless such termination is for clear and substantial cause (provided, that the Sellers shall provide the Buyers with prompt notice following (i) the resignation or termination for clear and substantial cause of any consultants, officers, directors or employees other than sales representatives).

     (d) Between the date of this Agreement and the Closing, the Sellers shall maintain in force the insurance policies referred to in Schedule 3.18 or, with respect to any such policies that will expire in such period, new insurance policies providing the same or substantially similar coverage.

     (e) Between the date of this Agreement and the Closing, the Sellers shall consult in good faith on a regular and frequent basis with the representatives of the Buyers to report material operational developments and the general status of ongoing operations pursuant to procedures related to the Business reasonably requested by the Buyers or such representatives that do not unreasonably interfere with the Sellers' operation of the Business.

     (f)    Without limiting the generality of the foregoing subsections of this
Section 5.1, except as set forth in Schedule 5.1 or as expressly permitted or required by this Agreement, prior to the Closing, the Sellers shall not, without the prior written consent of the Buyers, with respect to the Business:

            (i) move from any Facility covered by a Significant Lease (if such asset is located at any of the Facilities), sell, lease, license or otherwise dispose of any of the Acquired Assets, except inventory of finished goods sold, obsolete inventory disposed of and consumable raw materials used, in each case, in the Ordinary Course of Business, or cancel, waive, settle, release or otherwise compromise any material indebtedness, claim, litigation, dispute or other proceeding or any right of material value relating to the Business;

            (ii) make any acquisition of stock or other equity interests in, or any material amount of property or assets, including any business or portion thereof, of, any Person, in each case whether directly or indirectly, including by merger, consolidation or other business combination (including the formation of a joint venture);

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            (iii)   make any changes in the rate or terms of compensation of any officer or employee of the Parent primarily performing services to the Business or any officer or employee of the other Sellers, or enter into any Contractual Obligation to do so, except for (x) normal periodic adjustments in the Ordinary Course of Business and (y) changes required by applicable Legal Requirement;

            (iv) institute or execute any new or modify any existing severance or termination pay practices, whether conditionally or otherwise and whether pursuant to a Contractual Obligation, Employee Plan, or otherwise, with respect to any officer, director or employee of the Parent primarily performing services to the Business or any officer or employee of the other Sellers, or any consultant of the Sellers whose responsibilities relate to the Business, other than in the Ordinary Course of Business;

            (v) adopt, amend or terminate any the Seller Plan with respect to benefits provided to the Sellers' employees employed in the Business, except as required by applicable Legal Requirement, or enter into, adopt, extend (beyond the Closing Date), renew or amend any collective bargaining agreement or other Contractual Obligation with any labor organization, union or association, except as required by applicable Legal Requirement;

            (vi) cause or permit any Acquired Asset to become subject to any Lien of any nature whatsoever, other than Permitted Liens;

            (vii) enter into any Contractual Obligation relating to the Business outside the Ordinary Course of Business, or terminate, amend or extend any Contractual Obligation relating to the Business or any material permit outside the Ordinary Course of Business;

            (viii) make any change in any method of accounting with respect to the Business, other than such changes required by GAAP, or write off, write up or write down to any material degree the value of the Acquired Assets or revalue to any material degree the Acquired Assets other than in the Ordinary Course of Business and as required by GAAP;

            (ix) with respect to the Business, settle any Action, other than settlements involving not more than $50,000 in the aggregate (net of insurance proceeds), that do not require any actions (other than payment) or impose any material restrictions on the Business;

            (x) with respect to the Business and except for emergency repairs and expenditures required in order to comply with applicable Legal Requirement, make capital expenditures in excess of $50,000 that are not specified in the current capital expenditure budgets for the Business that the Sellers have previously made available to the Buyers; or otherwise deviate by more than $80,000 in the aggregate from such capital expenditure budgets;

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

            (xi) with respect to the Business, enter into any new line of business or introduce any new product or service;

            (xii) authorize, commit to do or agree to take, whether in writing or otherwise, any of the foregoing actions referred to in this Section 5.1;

            (xiii) change any of its practices, policies, procedures or timing of the collection of accounts receivable or payment of accounts payable, billing of its customers, pricing and payment terms, rebates and sales practices, cash collections, cash payments, inventory management, prepaid expenses or terms with vendors from the Policies; or

            (xiv) with respect to Telephone Directories, begin new Telephone Directories, close current Telephone Directories, or change the publication dates or closing dates for Telephone Directories except in the Ordinary Course of Business.

     5.2. Payment Received. In the event that a Party receives any payment or other amount owing to such Party but allocated to another Party pursuant to this Agreement, the receiving Party agrees to forward such payments in good faith as promptly as practicable to the applicable Party.

     5.3.   Commercially Reasonable Efforts; Third Party Consents.

     (a) Each Party shall use its commercially reasonable efforts to take or cause to be taken all actions or do or cause to be done all things necessary, proper or advisable to fulfill the mutual conditions to Closing and the conditions to Closing of the other Party hereunder and to cause the Closing to occur as soon as practicable. Each of the Parties hereto will furnish to the other Party hereto such necessary information and reasonable assistance as such other Party may reasonably request in connection with its preparation of necessary filings or submissions to any Governmental Authority and promptly notify the other Party of any written communication to it from any Governmental Authority with respect to this Agreement or the Contemplated Transactions. The Buyers and the Sellers each agree (i) to file as promptly as reasonably practicable any Notification and Report Forms and related material that may be required to be filed with the Federal Trade Commission and the United States Department of Justice under the HSR Act, (ii) to use its commercially reasonable efforts to obtain an early termination of the applicable waiting period, and
(iii) to make any further filings pursuant thereto that may be necessary, proper, or advisable. For purposes of this Section 5.3(a), the "commercially reasonable efforts" of the Buyers and the Sellers shall include opposing any motion or action for a temporary, preliminary or permanent injunction against or other prohibition of the Closing, but shall exclude entering into a consent decree, or other order or other agreement, or giving an assurance, commitment or undertaking, to hold separate or divest (pursuant to any terms as may be required by a Governmental Authority) the business, products and assets of any product or service lines, of the Business or any other business, product line, service lines division or subsidiary of the Buyers or any Affiliate of the Buyers. At the Closing, the Sellers will provide the Buyers with a copy of the materials it filed with the Federal Trade Commission and the United States Department of Justice in connection with this Agreement; provided, however, that the Sellers may redact therefrom any information unrelated to the Business.

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     (b)    In addition to the Sellers' obligations under Section 5.3(a), the
Sellers shall have the following obligations following the date hereof and until December 31, 2008 (other than with respect to the Significant Leases in which such obligation shall remain until the termination of the current term of such Significant Lease) with respect to the Sellers' Consents set forth on Schedule 5.3(b): (i) as soon as practicable and in any event within three (3) Business Days after the date hereof, the Parties shall mutually agree upon the form of written request for consent and within five (5) Business Days after the date such form is agreed upon, the Sellers shall (x) have sent by overnight courier a written request for consent, in the form agreed upon, to all of the Persons whose consent is required pursuant to the Contractual Obligations set forth in
Schedule 5.3(b) and requiring such Sellers' Consents and (y) provide the Buyers with copies of all such written requests (and, for software, the consent will ask the applicable third party to permit the continued use of such software in the Business following the Closing under the existing license terms and conditions); (ii) the Sellers shall promptly (and in any event within two (2) Business Days) provide written notice to the Buyers (a "Notice of Communication") advising the Buyers of any communication received from any such Persons, and shall contemporaneously provide a copy of such Notice of Communication to the Buyers; (iii) during the three (3) Business Day period following receipt by the Buyers of a Notice of Communication the Sellers shall in good faith cooperate with the Buyers to enable the Buyers the opportunity to participate in responding to such Notice of Communication; (iv) in the event that any Person whose consent is required pursuant to a Significant Lease other than the Office Lease refuses consent or requires the payment of any consideration to obtain consent under any such Significant Lease in addition to the costs set forth on Schedule 5.11 (which shall be borne solely by the Sellers), the Sellers, on the one hand, and the Buyers, on the other hand, shall each pay 50% of the amount of any such consideration; and (v) in the event that a landlord for any Significant Lease (other than for the Office Lease) provides a Notice of Communication that refuses to consent or terminates any such Significant Lease, the Sellers, on the one hand, and the Buyers, on the other hand, shall each be responsible for 50% of any costs, fees and expenses incurred to move the Buyers to a new location selected by the Buyer in the same geographic location as such Significant Lease is presently located. Notwithstanding the foregoing, in the event any of the time period requirements set forth in clauses (i), (ii) or (iii) of this Section 5.3(b) are not complied with by the Sellers, the Buyers shall provide notice of such non-compliance to the Sellers in accordance with Section 10.5(c) of this Agreement with a copy sent to Ron Kochman of the Sellers and Bryan Zetlin, Esq. of Troutman Sanders LLP and the Sellers shall have two (2) Business Days from the date the Sellers receive such notice to cure such non-compliance. As soon as reasonably practicable after the Closing, the Buyers shall request consent from each Person whose consent is required under each Real Property Lease.

     (c) The Sellers acknowledge that the Buyers intend, prior to the occurrence of the Closing, to establish the employee benefit plans referred to in Schedule 6.2(i)(y) and the Sellers agree to take, all necessary actions to
(i) provide the Buyers with copies of all employee benefit plan and related documents and all information reasonably requested by the Buyers as it relates thereto; (ii) fully vest Seller Employees in their account balances and, to the extent permitted by applicable Legal Requirement, unless otherwise requested by the Seller Employees who have agreed to become employees of the Buyers, assist in the transfer of their account balances under the Volt 401(k) Savings Plan and any other qualified profit-sharing or other retirement plans maintained by the Sellers or their Affiliates to the 401(k) plan established by the Buyers or one of their Affiliates and (iii) the Sellers will also cooperate with the Buyers to transfer all balances, if any, to Seller Employees who have agreed to become employees of the Buyers under the Volt Flexible Spending Account to the Yellow Pages Group Spending Account to be established by the Buyers.

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     5.4.   Access to Books, Records, etc. Subject to Section 5.5 below, the
Sellers shall afford to the Buyers, the Guarantor, and their respective accountants, counsel, environmental consultants, financing sources and other representatives and advisors of the Buyers, the Guarantor or of any of the foregoing Persons (such entities and representatives other than the Buyers and the Guarantor being referred to as the "Buyers' Representatives") reasonable and timely access in a manner that does not unreasonably interfere with the normal operations of the Business, during the period prior to the Closing, to all the employees, managers, customers, suppliers, brokers, sales representatives, accountants, assets, properties, books, Contractual Obligations, commitments, information systems, Tax Returns and Records of the Business, and, during such period shall furnish promptly to the Buyers, the Guarantor and the Buyers' Representatives any information concerning the Business, the Acquired Assets or the Assumed Liabilities as the Buyers may reasonably request. Without limiting the generality of the foregoing, within fifteen (15) days after the end of each fiscal month after the date hereof through the Closing Date, the Sellers shall deliver to the Buyers monthly financial statements for the Business for that fiscal month and, upon the Buyers' request, meet with the Buyers to review and discuss the results of operations and changes in financial position reflected therein.

     5.5.   Confidentiality.

     (a) (x) The Sellers shall keep confidential, and use commercially reasonable efforts to cause their respective Affiliates and each of their respective officers, directors, employees, representatives and advisors to keep confidential, (i) all confidential information regarding the Buyers, any of their Affiliates or any of its or their businesses being provided to it in connection with the Contemplated Transactions and (ii) after the Closing all information relating to the Business, the Acquired Assets or the Assumed Liabilities and (y) the Buyers and the Guarantor shall keep confidential, and use commercially reasonable efforts to cause their respective Affiliates, each of their respective officers, directors, employees, and advisors and each Buyer Representative to keep confidential (i) all confidential information (including, without limitation, information that is contained in any Record constituting an Acquired Asset) relating to any business of the Sellers or any of their Affiliates and (ii) after the Closing, all such information other than information related to the Business, except (in the case of each of clauses (x) and (y) above) (A) as required by law or administrative process (to the extent so required) (in which case the Party required to disclose confidential information shall promptly notify the other Party and give the other Party an opportunity to oppose such disclosure), (B) for information that is publicly available on the Closing Date, or thereafter becomes publicly available other than as a result of a breach of this Section 5.5(a), (C) with respect to the obligations of the Sellers, (I) information relating to the Business that primarily relates to any Excluded Asset or Excluded Liability, including any such information needed to prosecute or defend any litigation or dispute that constitutes an Excluded Asset or Excluded Liability; provided that any portion of such information that also relates to any of the Acquired Assets or Assumed Liabilities will not be covered by the exception in this clause (C) or (II) as reasonably necessary in connection with any claim of the Sellers hereunder against the Buyers or any claim of the Buyers hereunder against the Sellers or the Sellers' pursuit of remedies against any third party in connection with any such claim or (D) with respect to the obligation of the Buyers, as reasonably necessary in connection with any claim of the Buyers hereunder against the Sellers or any claim of the Sellers hereunder against the Buyers or the Buyers' pursuit of remedies against any third party with respect to any such claim. The covenant set forth in this Section 5.5(a) shall terminate three (3) years after the Closing Date and shall supersede all confidentiality obligations of the Parties contained in the letter agreement dated as of June 13, 2008, between Yellow Pages Group Co. and the Parent.

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     (b)    Each Party providing any information in connection with this
Agreement is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing such information (including information related to pending or threatened litigation) to the other Party, regardless of whether such disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties (i) share a common legal and commercial interest in all of such information that is subject to such privileges and protections; (ii) may become joint defendants in proceedings to which such information covered by such protections and privileges relates; (iii) intend that such privileges and protections remain intact should any Party become subject to any actual or threatened proceeding to which such information covered by such protections and privileges relates; and (iv) intend that after the Closing the receiving Party shall have the right to assert such protections and privileges. No receiving Party shall admit, claim or contend, in proceedings involving either Party or otherwise, that any Party disclosing such information waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material disclosed to a Party due to a disclosing Party disclosing information (including information related to pending or threatened litigation) to such receiving Party.

     (c) Notwithstanding anything herein to the contrary, the Buyers (and their Affiliates) and the Sellers (and their Affiliates) may disclose to any and all persons, without limitation of any kind, the tax treatment and the tax structure of, and tax strategies relating to, the transactions contemplated herein and all materials of any kind (including opinions or tax analysis) that are provided to any of such parties relating to such tax treatment, tax structure and tax strategies.

     5.6.   Post-Closing Cooperation.

     (a) The Buyers and the Sellers shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of the Business from the Seller to the Buyers and to minimize any disruption to the Business and the other businesses of the Sellers and the Buyers that might result from the Contemplated Transactions. After the Closing, upon reasonable notice and subject to Section 5.5, the Buyers and the Sellers shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access (including the ability to make copies), during normal business hours, to such information and assistance relating to the Business (to the extent within the control of such Party or any of its Affiliates) reasonably necessary for (i) financial reporting, Tax and accounting matters, (ii) defense or prosecution of litigation and disputes or (iii) for a Party to determine any matter relating to its rights or obligations hereunder.

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     (b)    After the Closing, upon reasonable written notice and subject to
Section 5.5, the Buyers and the Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such Party) relating to the Business, Acquired Assets (including, access to Records) or Assumed Liabilities as is reasonably necessary for compliance or in connection with accounting and reporting requirements, filing of all Tax Returns, and making of any election related to Taxes, the preparation for any audit by any Taxing Authority, the prosecution or defense of any claim, suit or proceeding related to any Tax Return, or any other inquiry, investigation, dispute, litigation or other proceeding to which any of the Sellers or the Buyers is a party and which involves the Business, Acquired Assets or Assumed Liabilities. The Sellers and the Buyers shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Business. In the event that the Sellers or the Buyers shall after the Closing take any position in any Tax Return, or reach any settlement or agreement relating to Taxes on audit, which is in any manner inconsistent with any position taken by the Sellers in any Tax filing, settlement or agreement made by the Sellers prior to the Closing and such inconsistent position (i) might require the payment by the Buyers or the Sellers of more Tax than would have been required to be paid had such position not been taken or such settlement or agreement not been reached, (ii) affects the determination of useful life, basis or method of depreciation, amortization or accounting of any of the Acquired Assets or any of the properties, assets or rights of the Buyers or (iii) might accelerate the time at which any Tax must be paid by the Buyers or the Sellers, then the Buyers or the Sellers, as the case may be, shall provide timely and reasonable notice to the other of such position.

     (c) Each of the Buyers and the Sellers will retain all Records pertaining to the Business in existence on the Closing Date for a period of seven (7) years following the Closing. No such Records or other documents shall be destroyed or disposed of by any retaining Party at any time without first advising the other Party in writing and giving such Party a period of ten (10) Business Days after receipt of such advise in which to request possession thereof for the purposes permitted by this Section 5.6.

     (d) Each of the Buyers and the Sellers shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5.6. Neither the Buyers nor the Sellers shall be required by this Section 5.6 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (including, in the case of the Buyers, the operations of the Business). Any information received by the Sellers or the Buyers pursuant to clauses (a), (b), (c) and (d) of this Section 5.6 shall be subject to Section 5.5.

     5.7.   Non-Assignable Assets. Following the Closing and through
December 31, 2008, if requested by the Buyers, the Sellers shall use commercially reasonable efforts at no expense to the Sellers to cooperate with and assist the Buyers in obtaining any Sellers' Consents not required to be obtained under Section 5.3(b) and not obtained as of the Closing. To the extent that any required Sellers' Consent is not obtained under Section 5.3(b), at the Buyers' request the Sellers and the Buyers shall (with a term concluding no later than December 31, 2008) enter into agreements for each Contractual Obligation, permit or other right for which consent was not obtained, under which the Buyers shall obtain the rights and benefits of any such Contractual Obligation, permit or other right at the Buyers' cost and assume the corresponding obligations and liabilities of the Sellers thereunder, so that the Parties are, to the greatest extent possible, put in the same position they would have been in had such consent been obtained unconditionally and without recourse. Such agreements may be in the form of a subcontract, sub-license or sub-lease appointing the Buyers as agent to the Sellers to perform such Lease, Contractual Obligation, permit or other right, or any other appropriate arrangement under which the Buyers could enforce for the benefit of the Buyers any and all rights and benefits of the Sellers, economic or otherwise, against the third party thereto, all as agreed by the Parties.

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     5.8.   Responsibility for Taxes and Tax Returns.

     (a) Except as provided in Section 5.8(b) with respect to the Straddle Period Tax Returns for property and Employment Taxes (together, the "Buyers Tax Returns"), the Sellers will be responsible for the preparation and filing of all Tax Returns of the Sellers (including Tax Returns required to be filed after the Closing Date) to the extent such Tax Returns include or relate to the Sellers' operation of the Business or the Sellers' use or ownership of the Acquired Assets on or prior to the Closing Date. Such Tax Returns shall be true, complete and correct and prepared in accordance with applicable law. Subject to Section
7.4 (Tax Indemnity), the Sellers will be responsible for and make all payments of Taxes shown to be due on such Tax Returns (other than Buyers Tax Returns) to the appropriate Governmental Authority to the extent they relate to the Acquired Assets.

     (b) In the case of any Taxable period that includes (but does not end at) the Effective Time (a "Straddle Period"), the amount of any Taxes of the Sellers based upon or measured by net income or gain which relate to the Pre-Effective Time Tax Period will be determined based on an interim closing of the books as of the close of business at the Effective Time (and for such purpose, the Taxable period of any partnership or other pass-through entity in which the Sellers hold a beneficial interest will be deemed to terminate at such time). To the extent any other Taxes for a Straddle Period are based upon the ownership of Acquired Assets, the apportionment of each such Tax shall take into account the ownership of such property by the Sellers during the portion of the Pre-Effective Time Tax Period in the Straddle Period and the ownership of such property by the Buyers during the portion of the Post-Effective Time Tax Period in the Straddle Period. To the extent any Taxes for a Straddle Period are based upon the payment of employee compensation (including payments in the nature of Taxes on employment pursuant to statutory unemployment, disability and workers' compensation programs (the "Employment Taxes") with respect to the Seller Employees, such Employment Taxes shall be apportioned in accordance with the payment or accrual of such compensation to the Seller Employees by the Sellers during the portion of the Pre-Effective Time Tax Period in the Straddle Period and by the Buyers during the portion of the Post-Effective Time Tax Period in the Straddle Period. In addition, any Taxes which are based upon the occurrence of a transaction other than Employment Taxes (e.g., sales or use taxes) shall be allocated to the Pre-Effective Time Tax Period or Post-Effective Time Tax Period based upon the timing of such occurrence. Notwithstanding anything to the contrary in this Section 5.8(b), the Sellers shall not be liable for Employment Taxes included in Buyers' Assumed Payroll and the Buyers shall be liable for such Employment Taxes.

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     (c)    In the event that the actual amount of any such Taxes for an applicable Tax period is not known as of the Effective Time, the proration of such Taxes shall be made based upon the latest available Tax figures, and when the actual Tax bills for such Taxes for the applicable Tax period is received by either the Buyers or the Sellers, such Party shall provide notice of its receipt and a copy of such bills to the other Party, and if necessary, the Parties shall thereafter promptly make a cash settlement based upon the actual Tax rates and appraised values.

     5.9. Sales Taxes, Transfer Taxes and Fees. All transfer, documentary, stamp, registration and other such Taxes (collectively, the "Transfer Taxes"), and any conveyance fees or recording charges incurred in connection with the Contemplated Transactions will be paid by the Sellers when due. All sales and use Taxes (the "Sales Taxes") incurred in connection with the Contemplated Transactions, excluding with respect to any payments to the Sellers under a transition services agreement, shall be paid in accordance with Schedule 5.9, and at the Sellers' request shall be remitted to the Sellers together with the Purchase Price for further payment to the appropriate taxing authority. Sales Tax due on payments under the Transition Services Agreement shall be paid by the Buyers. The Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges and, if required by Legal Requirement, the Buyers will (and will cause their Affiliates to) join the execution of any such Tax Returns and other documentation.

     5.10. Wage Reporting. The Buyers and the Sellers agree to utilize, or cause their respective Affiliates to utilize, the alternate procedure set forth in Internal Revenue Service Revenue Procedure 2004-53 with respect to wage reporting for employees of the Seller which become employees of the Buyers in connection with the Contemplated Transactions.

     5.11. Landlord Estoppel Certificates. Within eight (8) Business Days following the Closing Date, the Sellers shall deliver a Landlord Estoppel Certificate, substantially in the form of Exhibit G attached hereto, to each landlord under a Significant Lease. Thereafter, the Sellers shall, in accordance with Schedule 5.11 and Section 5.3(b), use commercially reasonable efforts to obtain a completed and executed Landlord Estoppel Certificate from each such landlord at least five (5) Business Days prior to Closing. The Sellers shall deliver a copy of each executed Landlord Estoppel Certificate to the Buyers promptly upon the Sellers' receipt thereof.

     5.12. Use of Office Space. Provided that the Sellers have obtained the consent relating to the premises covered by the Office Sublease, at the Closing, the Sellers and the Buyers shall execute and deliver the Office Sublease, which shall govern the Buyers' use and occupancy of its portion of the Facility covered by the Office Sublease after the Closing.

     5.13. Employment Matters. At least ten (10) Business Days prior to the Closing Date, the Sellers shall provide to the Buyers a list of the Seller Employees along with their current telephone numbers, home addresses and social security numbers; provided, however, that the Sellers shall not be required to provide such information for the Seller Employee to the Buyers unless such Seller Employee authorizes the Sellers to release such information to the Buyers, and the Sellers agree to make reasonably diligent efforts to secure such authorizations; provided, further, that the Buyers will not consider for possible employment any Seller Employee who does not authorize such release. At the Effective Time, the Sellers shall provide to the Buyers employee personnel files related to all the Seller Employees that have been offered and accepted employment with the Buyers subject to the authorization by such Seller Employees to the Buyer to release the same. At all times prior to the Closing Date, the Sellers agree to cooperate reasonably with the Buyers in respect to the potential hiring by the Buyers of any Seller Employee on or after the Closing Date, including by responding to any reasonable requests by the Buyers for information about or access to any Seller Employee. The Sellers shall be responsible for timely compliance with all applicable Legal Requirements respecting the effect upon any of its employees, including the Seller Employees, of the Contemplated Transactions, the WARN Act and any similar state or local laws concerning layoffs or the closing or relocation of worksites or the like, which effect arises out of or results from any termination of employment by the Sellers on or before the Closing Date. The Sellers and their respective Affiliates shall be responsible for any and all obligations under Section 601 et seq. of ERISA and Section 4980B of the Code ("COBRA") to provide health continuation coverage to any employee or former employee (and any beneficiaries) of the Sellers and their respective Affiliates who experiences a "qualifying event" (as defined in COBRA) prior to the Closing.

     5.14.  [Intentionally omitted].

     5.15.  [Intentionally omitted].

     5.16. License Agreement. At the Closing, the Buyers shall execute and deliver a license in the form to be mutually agreed upon by the Parties, which shall govern the use of Intellectual Property, or Assigned Intellectual Property after the Closing.

     5.17. Seller Release. Effective as of the Closing, each Seller hereby releases, remises and forever discharges any and all rights and claims that it has had, now has or might now have against or with respect to the Business except for (a) rights and claims arising from or in connection with the Transaction Documents and (b) rights and claims arising from or in connection with claims asserted against such Seller by third parties for which the Buyers Indemnified Persons are not entitled to indemnification by such Seller pursuant to Article 7.

     5.18 Exclusivity. From the date of this Agreement until the Closing or the termination of this Agreement, the Sellers will not (and will not permit their respective Affiliates or any of their Affiliates' Representatives to) directly or indirectly: (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to, or enter into or consummate any transaction relating to, the acquisition of the Business or any merger, recapitalization, share exchange, sale of substantial assets (other than sales of inventory in the Ordinary Course of Business) or any similar transaction or alternative to the Contemplated Transactions or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Sellers will notify the Buyers immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing (whether solicited or unsolicited).

     5.19. Publicity. Other than a press release announcing the execution of this Agreement in a form mutually agreed which shall be issued by each Party on the date hereof, no other public announcement or disclosure will be made by any Party with respect to the subject matter of this Agreement or the Contemplated Transactions without the prior written consent of the other Party; provided, however, that the provisions of this Section 5.19 will not prohibit (a) any disclosure required by any applicable Legal Requirements (in which case the disclosing Party will provide the other Parties with the opportunity to review in advance the disclosure) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions.

     5.20. Corporate Name. Promptly after the Closing Date, the DE Sub and the GA Sub shall execute and file all necessary documents to amend the corporate name of the DE Sub and the GA Sub to remove all references to "DataNational" or any derivation thereof, and shall execute any other documents, certificates or agreements the Buyers deems reasonably necessary to avoid confusion regarding the relationship of the DE Sub and the GA Sub to the Business. After giving effect to the Contemplated Transactions, the Buyers shall have the exclusive right to use the name "DataNational" for and in connection with the Business.

     5.21. Insurance. Effective as of the Closing Date, the Buyers shall have and continue to maintain insurance coverage customary for the industry in which the Business operates.

     5.22. Automobiles. As soon as practicable after the Closing, the Sellers shall cause the automobiles owned or leased by the Sellers which are set forth on Schedule 5.22 to be assigned to the Seller Employees who used such automobiles as of the date of this Agreement.

     5.23. Accounting Services. At least five (5) Business Days prior to the Closing, in order to allow the Buyers to provide all accounting services consistent with such services provided by the Parent to the Directory Systems division in the one year period prior to Closing, Sellers shall provide to the Buyers the accounting set-up relating to the Business which exists on the systems of the Parent by setting up the proper chart of accounts, accounts payable process tools and data and reporting as a separate entity in the SBT accounting system being transferred to Buyers in connection with the transactions contemplated hereby.

     5.24. URL Redirect. For a period of ten (10) years from and after the Closing Date, the http://www.voltdirectory.com home page (or its successor) will contain an announcement to be mutually agreed upon by the Parties to announce the sale of the Business. Such announcement will also contain an interactive hyperlink to direct users to a web page to be specified by the Buyers for further information.


6.   CONDITIONS PRECEDENT.

     6.1. Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each Party to effect and complete the Closing is subject to the satisfaction or waiver as of the Closing of the following conditions:

     (a) Governmental Approvals. The waiting period under the HSR Act shall have expired or been terminated and all other authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority listed on Schedule 6.1(a) shall have been obtained or filed.

     (b) No Injunctions or Restraints. No applicable Government Regulation, temporary restraining order, preliminary or permanent injunction or other order or judgment issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Contemplated Transactions shall be in effect; provided, however, that the Buyers and the Sellers shall have used their commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

     (c) Closing Documents. Each Closing Document shall have been executed and delivered to the respective Parties to such agreements by the other Parties thereto.

     6.2. Conditions to Obligations of the Buyers. The obligation of the Buyers to effect and complete the Closing is further subject to satisfaction or waiver as of the Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Sellers contained in this Agreement and in any document, instrument or certificate delivered hereunder (i) that are not qualified by materiality or Material Adverse Effect will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (ii) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time. Notwithstanding the foregoing sentence, the representations and warranties contained in Section 3.1 and Section 3.2 shall be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

     (b) Performance of Obligations of the Sellers. Each Seller shall have performed and complied in all material respects with all of its undertakings and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing; provided, however, that in the event the covenant in
Section 5.3(b) is not complied with in all respects, subject to the cure period set forth in Section 5.3(b), the Buyers may immediately terminate this Agreement subject to Section 8.1(c).

     (c) Seller Certificate. The Buyers shall have been furnished with a certificate of an authorized officer of the Sellers, dated the Closing Date, certifying that the conditions contained in Sections 6.2(a) and 6.2(b) have been fulfilled.

     (d) No Material Adverse Effect. Since May 25, 2008, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had, or would be reasonably expected to have, a Material Adverse Effect.

     (e) No Legal Restraints. There shall not be any judgment or applicable Legal Requirement effective that would, or any Action by a Governmental Authority of competent jurisdiction pending or threatened in writing that seeks to, restrain, prohibit or otherwise interfere with the Contemplated Transactions or the ownership or operation by the Buyers or any of their Affiliates of any portion of the Business or the Acquired Assets, or of any other business or assets of the Buyers or any of their Affiliates by virtue of the Contemplated Transactions, or to compel the Buyers or any of their Affiliates to dispose of all or any material portion of the Business or the Acquired Assets, or of any such other business or assets of the Buyers by virtue of the Contemplated Transactions.

     (f) Legal Opinion. The Buyers shall have been furnished with the opinion of Troutman Sanders LLP, counsel to the Sellers, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

     (g) Proceedings and Documents. All corporate and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in substance and form to the Buyers and their counsel (including all Closing Documents), and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     (h) The condition set forth on Schedule 6.2(h) shall have been satisfied as of the Closing.

     (i) The conditions set forth on Schedule 6.2(i)(y) shall have been satisfied as of the Closing.

     6.3. Conditions to Obligation of the Sellers. The obligation of the Sellers to effect and complete the Closing is further subject to satisfaction or waiver as of the Closing of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Buyers and the Guarantor contained in this Agreement and in any document, instrument or certificate delivered hereunder (i) that are not qualified by materiality or Material Adverse Effect (other than Section 4.1 (Organization and Qualification of the Buyers), Section 4.2 (Authorization of Transaction),
Section 4.4 (Noncontravention) and Section 4.5 (Brokers' Fees)) will be true and correct in all material respects at and as of the Closing with the same force and effect as if made as of the Closing and (ii) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing, in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time. The representations and warranties contained in
Section 4.1, Section 4.2, Section 4.4 and Section 4.5 shall be true and correct in all respects at and as of the Closing with the same force and effect as if made as of the Closing in each case, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct as of such specified date or time.

     (b)    Performance of Obligations of the Buyers and the Guarantor.
The Buyers and the Guarantor shall have performed and complied in all material respects with all of their undertakings and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing.

     (c) Buyers Certificate. The Sellers shall have been furnished with a certificate of an authorized officer of the Buyers, dated the Closing Date, certifying that the conditions contained in Sections 6.3(a) and 6.3(b) have been fulfilled.

     (d) Guarantor Certificate. The Sellers shall have been furnished with a certificate of an authorized officer of the Guarantor, dated the Closing Date, certifying that the conditions contained in Sections 6.3(a) and 6.3(b) have been fulfilled.

     (e) No Legal Restraints. There shall not be any Action by a Governmental Authority of competent jurisdiction pending or threatened in writing that seeks to, restrain, prohibit or otherwise interfere with the Contemplated Transactions.

     (f) Proceedings and Documents. All corporate and other proceedings in connection with the Contemplated Transactions and all documents incident thereto will be reasonably satisfactory in substance and form to the Sellers and their counsel (including all Closing Documents), and they will have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

7.   INDEMNIFICATION.

     7.1.   Indemnification.

     (a) Subject to the limitations set forth in this Article 7, Sellers each, jointly and severally, will indemnify and hold harmless the Buyers and each of their Affiliates, and the respective officers, directors, stockholders, partners, members, managers, consultants, advisors, employees, agents and representatives of each of the foregoing (each, a "Buyers Indemnified Person"), from, against and in respect of any and all Losses incurred or suffered by the Buyers Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to:

            (i) any breach of, or inaccuracy in, any representation or warranty made by the Sellers in this Agreement or in any other Transaction Document or in any document, schedule, instrument or certificate delivered hereunder (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term "Material Adverse Effect," were deleted therefrom);

            (ii) any breach or violation of any covenant or agreement of the Sellers in or pursuant to this Agreement or any other Transaction Document;

            (iii) any fraud or intentional misrepresentation or willful or criminal misconduct (as determined by a court of competent jurisdiction) by the Sellers or any of their respective Affiliates;

            (iv)    any Excluded Liability;

            (v)     any Excluded Asset;

            (vi) the ownership of the assets of the Business or the operation of the Business at or prior to the Effective Time;

            (vii) any claim by any employee or former employee of the Sellers or their respective Affiliates with respect to any matter arising prior to the Closing; or

            (viii) any noncompliance by the Sellers or any of their respective Affiliates with the provisions of any so-called "bulk transfer law" or "bulk sales law".

     In the event that the Sellers may be obligated to indemnify a Buyers Indemnified Person under both subsection (i) and subsections (iv)-(viii) of this Section 7.1, the Sellers' obligations under subsections (iv)-(viii) shall be controlling and the limitations provided in Sections 7.2 and 7.3 shall not apply.

     (b) Subject to the limitations set forth in this Article 7, the Buyers and the Guarantor, each jointly and severally, will indemnify and hold harmless each Seller and such Seller's Affiliates, and the respective officers, directors, stockholders, partners, members, managers, consultants, advisors, employees, agents and representatives of the foregoing (each, a "Sellers Indemnified Person"), from, against and in respect of any and all Losses incurred or suffered by the Sellers Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to:

            (i) any breach of, or inaccuracy in, any representation or warranty made by the Buyers or the Guarantor in this Agreement or in any other Transaction Document or in any document, schedule, instrument or certificate delivered hereunder (in each case, as such representation or warranty would read if all qualifications as to materiality, were deleted therefrom);

            (ii) any breach or violation of any covenant or agreement of the Buyers or the Guarantor in or pursuant to this Agreement or any other Transaction Document;

            (iii) any fraud or intentional misrepresentation or willful or criminal misconduct (as determined by a court of competent jurisdiction) by the Buyers or the Guarantor;

            (iv)    any Assumed Liability;

            (v)     [Intentionally omitted];

            (vi) any claim by any employee or former employee of the Sellers or their respective Affiliates with respect to any matter arising subsequent to the Closing; or

            (vii) the ownership of the Acquired Assets and the conduct and operation of the Business after the Effective Time.

     In the event that either the Buyers or the Guarantor may be obligated to indemnify a Sellers Indemnified Person under both subsection (i) and subsections (iv)-(vii) of this Section 7.2, the Sellers' obligations under subsections (iv)-(vii) shall be controlling and the limitations provided in Sections 7.2 and 7.3 shall not apply.

     7.2. Time Limitations. No claim may be made or suit instituted seeking indemnification in respect of any breach or inaccuracy in any representation or warranty pursuant to Section 7.1(a)(i) or Section 7.1(b)(i) for any breach of, or inaccuracy in, any representation or warranty unless a written notice describing such breach or inaccuracy in reasonable detail in light of the circumstances then known to the party seeking indemnification under Section 7.1 (the "Indemnified Party"), is provided to the party against whom indemnity is sought (the "Indemnifying Party"):

     (a) at any time prior to the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Section 3.1 (Organization and Qualification of the Sellers),
Section 3.2 (Authorization of Transaction), Section 3.17 (Taxes), Section 4.1 (Organization and Qualification of the Buyers) and Section 4.2 (Authorization of Transaction), provided that any claim made prior to the expiration of such time period shall continue until such claim is finally determined or resolved; and

     (b) at any time prior to the eighteen (18) month anniversary of the Closing Date, in the case of any breach of, or inaccuracy in, any other representation and warranty in this Agreement; provided, that any claim made prior to the expiration of such time period shall continue to survive until such claim is finally determined or resolved.

     Claims for indemnification pursuant to any other provision of Section 7 are not subject to the time limitations set forth in this Section 7.2.

     7.3.   Monetary Limitations.

     (a) An Indemnified Party will not assert any claim for indemnification under Section 7.1(a)(i) or Section 7.1(b)(i) until (i) the aggregate of all Losses suffered or incurred in connection with such claim or series of related claims exceeds thirty five thousand dollars ($35,000) ("Small Basket"), subject to subsection (ii) below, all such Losses, including the first dollar thereof shall be subject to indemnification if such threshold is exceeded) and (ii) the aggregate of all Losses that the Indemnified Party may claim against the Indemnifying Party under Section 7.1(a)(i) or Section 7.1(b)(i), as applicable, exceed $2,300,000 (it being understood that in the event such threshold is exceeded, all such Losses, including the first dollar thereof shall be subject to indemnification) (the "Large Basket"). The maximum aggregate liability of the Sellers for all claims by the Buyers Indemnified Persons under 7.1(a)(i) for Losses shall be limited to $50,000,000 (the "Cap") and the maximum aggregate liability of the Buyers and Guarantor for all claims by the Sellers Indemnified Persons under Section 7.1(b)(i) for Losses shall be limited to the Cap.

     (b) Any and all dollar amounts payable by the Sellers as an Indemnifying Party to the Buyers as an Indemnified Party in connection with a claim for Losses under Section 7.1(a) will be paid in cash by the Sellers in accordance with payment instructions provided by the Buyers. Any and all dollar amounts payable by the Buyers or the Guarantor as an Indemnifying Party to the Sellers as an Indemnified Party in connection with a claim for Losses under Section 7.1(b) will be paid in cash in accordance with payment instructions provided by the Sellers.

     (c) Notwithstanding the foregoing, the Small Basket and Large Basket shall not apply to (i) claims related to breaches of or inaccuracies in the representations and warranties set forth in Section 3.1 (Organization and Qualification of Seller), Section 3.2 (Authorization of Transaction), Section
3.5 (Brokers), Section 3.17 (Taxes), Section 4.1 (Organization and Qualification of Buyer), Section 4.2 (Authorization of Transaction), or Section 4.5 (Brokers'
Fees); (ii) claims for indemnification pursuant to any provision of Section 7 other than Sections 7.1(a)(i) and 7.1(b)(i); provided however, that the aggregate liability with respect to Losses arising as described in clauses (i) and (ii) hereof shall not exceed the Purchase Price and provided further that nothing herein shall be deemed to limit an Indemnified Party's ability to bring a claim for equitable relief or from bringing any action based on fraud or intentional misrepresentation or other monetary relief available for such claim. Any and all dollar amounts payable by an Indemnifying Party to an Indemnified Party in connection with a claim for Losses under any provision of Section 7 other than Section 7.1(a)(i) and Section 7.1(b)(i) will be paid in cash without deduction or set off by such Indemnifying Party in accordance with payment instructions provided by the Indemnified Party.

     (d) Notwithstanding anything to the contrary contained in this Section 7.3, an Indemnified Party will not assert any claim for indemnification under
Section 7.1(a)(i) pursuant to a breach of Section 3.13(j)(i) - (ii) until the aggregate of all Losses suffered on incurred in connection with such claim or a series of related claims exceeds thirty five thousand dollars ($35,000) (it being understood that in the event such threshold is exceeded, all such Losses, including the first dollar thereof shall be subject to indemnification) and such amounts shall not be applied to the Small Basket and Large Basket.

     7.4.   Tax Indemnity.

     (a)    Sellers' Indemnity.

            (i) From and after the Closing Date until thirty (30) calendar days following the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions), Sellers each, jointly and severally, will indemnify and hold harmless the Buyers Indemnified Persons from, against and in respect of any and all Losses incurred or suffered by the Buyers Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to (A) Taxes (other than Taxes described in the following clauses (B) through (C)) with respect to the Acquired Assets that are attributable to any Pre-Effective Time Tax Period, (B) property Taxes and other Taxes specifically allocated to any Seller pursuant to Section 5.8, or (C) Transfer Taxes and Sales Taxes specifically allocated to any Seller in Section 5.9.

            (ii) Except with respect to any such Losses arising from an assessment by a Taxing Authority (which shall be governed by Section 7.5), payment by the Sellers of any amount due under this Section 7.4 shall be made within ten (10) Business Days following written notice by the Buyers, that payment of such amounts to the appropriate Taxing Authority is due by the Buyers (which notice shall be accompanied by a copy of the Tax Return to be filed with such payment); provided, that the Sellers shall not be required to make any payment earlier than five (5) Business Days before it is due to the appropriate Taxing Authority.

     (b)    Indemnity of the Buyers and the Guarantor

            (i) From and after the Closing Date until thirty (30) calendar days following the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions), Buyers and the Guarantor each, jointly and severally, will indemnify and hold harmless the Sellers Indemnified Persons from, against and in respect of any and all Losses incurred or suffered by the Sellers Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to Taxes which (A) are for Straddle Periods (including any failure to file any Straddle Period Tax Return) and are specifically allocated to the Buyers pursuant to Section 5.8(b), (B) constitute Sales Taxes specifically allocated to the Buyers in Section 5.9, or (C) directly result from the Buyers failure to timely file information returns with the appropriate Taxing Authorities, or provide information returns to the Seller Employees, in accordance with the Buyers' agreement pursuant to Section 5.10 to utilize Revenue Procedure 2004-53.

            (ii) Except with respect to any such Losses arising from an assessment by a Taxing Authority (which shall be governed by Section 7.5) payment by the Buyers or the Guarantor of any amount due to a Seller under this Section 7.4 shall be made within ten (10) Business Days following written notice by the Seller, that payment of such amounts to the appropriate Taxing Authority is due or that the Seller paid an amount on account thereof to a Taxing Authority (which notice shall be accompanied by a copy of the Tax Return to be filed with respect to such payment); provided, that the Buyers shall not be required to make any payment earlier than five (5) Business Days before it is due to the appropriate Taxing Authority.

     7.5.   Third Party Claims.

     (a) If any third party notifies an Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to an indemnification claim against an Indemnifying Party under this Section 7, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 7, except to the extent such delay actually and materially prejudices the Indemnifying Party.

     (b) The Indemnifying Party will be entitled to assume control of the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 7.5(a) and shall be entitled to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party gives written notice to the Indemnified Party within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from or arising out of the Third Party Claim, (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (iii) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (iv) the Third Party Claim does not relate to or otherwise arise in connection with any criminal or regulatory enforcement action and (v) the Indemnifying Party can demonstrate to the reasonable satisfaction of the Indemnified Party its ability to pay for the entirety of all the potential Losses in relation to the Third Party Claim, subject to the limitations set forth in Section 7.3. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim.

     (c) The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such judgment, compromise or settlement (i) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (ii) results in the full and general release of the Buyers Indemnified Persons or the Sellers Indemnified Persons, as applicable, from all liabilities arising or relating to, or in connection with, the Third Party Claim and (iii) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and no negative effect on any other claims that may be made against the Indemnified Party.

     (d) If the Indemnifying Party does not deliver the notice contemplated by first clause (i) of Section 7.5(b) within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim, (A) the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate and (B) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, at its own expense, provided that, the Indemnified Party shall not settle or compromise such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless the Indemnified Party shall have notified the Indemnifying Party of the suit pursuant to clause (i) of
Section 7.5(b) and the Indemnifying Party shall have failed to take control of such suit in accordance with this Section 7.5(d). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this
Section 7.5(d), the Indemnifying Party will (i) advance the Indemnified Party promptly and periodically upon request for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (ii) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from or arising out of the Third Party Claim to the fullest extent provided in this Section 7.

     7.6. Remedies Cumulative; Sole Remedy. The rights of each Buyers Indemnified Person and Sellers Indemnified Person under this Section 7 are cumulative, and each Buyers Indemnified Person and Sellers Indemnified Person, as the case may be, will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Section 7 without regard to the availability of a remedy under any other provision of this Section 7. Notwithstanding the foregoing, except to the extent that a claim involves fraud or intentional misrepresentation or willful or criminal misconduct (as determined by a non-appealable decision of a court of competent jurisdiction), the sole and exclusive remedy for any breach of, or inaccuracy in, or alleged breach or inaccuracy in, any representation or warranty in any Transaction Document shall be indemnification in accordance with this Section 7.

     7.7. Purchase Price Adjustment. Any indemnity payments made pursuant to this Section 7 shall be treated by the Parties as adjustments to the Purchase Price for all purposes, unless otherwise required by Legal Requirement.

     7.8. Insurance Recoveries. The amount of any Losses payable by a Party hereunder shall be net of any amounts actually recovered in cash by an Indemnified Party under applicable insurance policies, net of all expenses incurred in prosecuting such insurance claim.

8.   TERMINATION.

     8.1. Termination Events. By notice given prior to or on the Closing Date, subject to Section 8.2, this Agreement may be terminated as follows:

     (a) by the Buyers if a material breach of any provision of this Agreement has been committed by any of the Sellers, which breach would give rise, or could reasonably be expected to give rise, to a failure of a condition set forth in Section 6.2, and such breach has not been (i) cured by the Sellers within thirty (30) days of the date of notice of such breach (but only if such breach is susceptible to cure) or (ii) waived by the Buyers;

     (b) by the Sellers if a material breach of any provision of this Agreement has been committed by the Buyers, which breach would give rise, or could reasonably be expected to give rise, to a failure of a condition set forth in Section 6.3, and such breach has not been (i) cured by the Buyers within thirty (30) days of the date of notice of such breach (but only if such breach is susceptible to cure) or (ii) waived by the Sellers;

     (c) by Buyers if any condition in Section 6.2 has not been satisfied as of the Outside Date or if satisfaction of such a condition by the Outside Date is or becomes impossible (other than through the failure of the Buyers to comply with their obligations under this Agreement), and the Buyers have not waived such condition on or before such date;

     (d) by the Sellers if any condition in Section 6.3 has not been satisfied as of the Outside Date or if satisfaction of such a condition by the Outside Date is or becomes impossible (other than through the failure of the Sellers to comply with their obligations under this Agreement), and the Sellers have not waived such condition on or before such date;

     (e)    by mutual written consent of the Buyers and the Sellers;

     (f) by the Sellers or the Buyers if the Closing has not occurred on or before the Outside Date, or such later date as the Parties may agree upon, unless the terminating Party is in material breach of this Agreement; or

     (g) by the Sellers or the Buyers, if any permanent injunction or Action by any Governmental Authority of competent jurisdiction enjoining, denying approval of or otherwise prohibiting consummation of the Contemplated Transactions shall become final and nonappealable.

     8.2.   Effect of Termination. Each Party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all obligations of the Parties under this Agreement will terminate; provided, however, that the provisions of Sections 5.5 and 10.10 shall survive such termination. Nothing in this Section 8.2 shall be deemed to release any Party from any Liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

9.   GUARANTY.

     9.1. Guaranty. Guarantor (i) agrees that it will cause the Buyers to comply with their obligations under this Agreement and (ii) guarantees to the Sellers the due and punctual observance, payment, performance and discharge of any payments required to be made by the Buyers under this Agreement and to the extent the Buyers fail to make any such payment or perform under this Agreement, the Guarantor shall directly and promptly make such payment or perform such action to the Person to whom such payment or performance is due.

10.  MISCELLANEOUS.

     10.1. Entire Agreement. This Agreement, together with the other Transaction Documents and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.

     10.2. Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No Party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties (except with respect to any successor to all or substantially all of a Party's business that becomes a party to this Agreement and subject to the terms and conditions of this Agreement to the same extent, and in the same capacity, as the Party which is so succeeded, in which case no prior written consent shall be necessary hereunder); provided, however, that the Buyers may assign any or all of their rights and interests hereunder to one or more of their Affiliates so long as the Buyers and the Guarantor are not relieved of any Liability hereunder. This Agreement is for the sole benefit of the Parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties and such successors and assignees, any legal or equitable rights hereunder.

     10.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each Party hereto.

     10.4. Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

     10.5. Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:

     (a)    by hand (in which case, it will be effective upon delivery);

     (b) by facsimile (in which case, it will be effective on the Business Day following receipt of confirmation of good transmission; provided that a copy of any such facsimile is concurrently sent to the recipient by first class mail); or

     (c) by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

     in each case, to the address (or facsimile number) listed below:

      If to the Sellers:         Volt Information Sciences, Inc.
                                 560 Lexington Avenue
                                 New York, NY 10022
                                 Fax: (212) 704-2424
                                 Attention: Howard B. Weinreich, General Counsel

      With a copy to:            Troutman Sanders LLP
                                 The Chrysler Building
                                 405 Lexington Avenue
                                 New York, NY 10174
                                 Fax: (212) 704-5974
                                 Attention: Michael J. Shef

      If to the Buyers
      or the Guarantor:          Yellow Pages Group Co.
                                 16 Place du Commerce
                                 Nun's Island
                                 Verdun, Quebec H3E 2A5
                                 Fax: (514) 934-4076
                                 Attention: Francois Ramsay, Vice President and
                                 General Counsel

      With a copy to:            Ropes & Gray LLP
                                 One International Place
                                 Boston, MA 02110
                                 Fax: (617) 951-7050
                                 Attention: Jane Goldstein

     Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.6. Mail. Each Seller authorizes the Buyers on and after the Closing Date to receive and open all mail received by the Buyers relating to the Acquired Assets and to deal with the contents of such communications in any proper manner. The Sellers shall promptly deliver to the Buyers any mail or other communications received by the Sellers after the Closing Date pertaining to the Acquired Assets or any Assumed Liabilities, and any cash, checks or other instruments of payment in respect of the Acquired Assets and relating to the period after the Effective Time. The Buyers shall promptly deliver to the Sellers any mail or other communication received by the Buyers after the Closing Date pertaining to the Excluded Assets or any Excluded Liabilities, and any cash, checks or other instruments of payment in respect of the Excluded Assets or Acquired Assets relating to the period prior to the Effective Time. As soon as is practicable after the Closing Date, upon the request of the Buyers, the Sellers will mail to the vendors to the Business a notice, prepared by the Buyers and reasonably acceptable to the Sellers, of the sale of the Acquired Assets hereunder.

     10.7. Governing Law. This Agreement and all claims, disputes or other Actions arising hereunder or out of the Contemplated Transactions shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

     10.8. Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Buyers and the Sellers, or in the case of a waiver, by the Party against whom the waiver is to be effective, and if the amendment or waiver is applicable to any other Party set forth on the signatures pages hereto, such Party. No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

     10.9. Severability. Any term or provision of this Agreement or of any Section hereof that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Legal Requirements, be invalid or unenforceable in any respect, each Party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirements.

     10.10. Expenses. Whether or not the Closing takes place, and except as otherwise specified in this Agreement or in the Transaction Documents, all costs and expenses incurred in connection with this Agreement and the Transaction Documents and the Contemplated Transactions shall be paid by the Party incurring such expense. All filing fees in connection with the filings under the HSR Act with respect to the Contemplated Transactions shall be paid by the Buyers.

     10.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty and covenant contained herein will have independent significance. If any Party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the Party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.

     10.12. Schedules; Listed Documents, etc. Neither the listing nor description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document will be construed to modify, qualify or disclose an exception to any representation or warranty of any Party made herein or in connection herewith, except to the extent that it is reasonably apparent on its face that any such disclosure is relevant to such Schedule.

     10.13. Jurisdiction. This Agreement was negotiated and entered into in New York City, New York and each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the federal or state courts within the city, county and state of New York for the purpose of any Action between the Parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, a Party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

     10.14. Venue. Each Party agrees that for any Action between the Parties arising in whole or in part under or in connection with this Agreement, such Party will bring Actions only in the city, county and state of New York. Each Party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

     10.15. Service of Process. Each Party hereby (a) consents to service of process in any Action between the Parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, and
(b) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) does not constitute good and valid service of process.

     10.16. Further Assurances. At the Closing and from time to time after the Closing, at the request of the Buyers and without further consideration, the Sellers shall promptly execute and deliver to the Buyers such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be requested by the Buyers more effectively to sell, convey, assign and transfer to and vest in the Buyers or to put the Buyers in possession of the Acquired Assets and to carry out the Contemplated Transactions, and at the request of the Sellers and without further consideration, the Buyers shall promptly execute and deliver to the Sellers such certificates and other instruments of assumption, and take such other action, as may reasonably be requested by the Sellers more effectively to confirm and carry out the assumption by the Buyers of the Assumed Liabilities and to carry out the Contemplated Transactions.

     10.17. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE
LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH OF THE PARTIES AGREES THAT EITHER OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS AND AGREES THAT ANY PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                                       Asset Purchase Agreement


     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement under seal as of the date first above written.


THE BUYERS:                             YPG DIRECTORIES, LLC


                                        By:______________________________
                                        Name:
                                        Title:

                                        YPG SYSTEMS, LLC


                                        By:______________________________
                                        Name:
                                        Title:

THE GUARANTOR:                          YPG HOLDINGS INC.


                                        By:______________________________
                                        Name:
                                        Title:

THE SELLERS:                            VOLT INFORMATION SCIENCES, INC.

                                        By:______________________________
                                           Name:
                                           Title:

                                        DATANATIONAL, INC.

                                        By:______________________________
                                           Name:
                                           Title:

                                        DATANATIONAL OF GEORGIA, INC.

                                        By:______________________________
                                           Name:
                                           Title: